Exhibit 10.1

Execution Version

THIRD AMENDMENT AGREEMENT

THIS THIRD AMENDMENT AGREEMENT, dated as of March 7, 2012 (this “Amendment”), is entered into among CRC HEALTH GROUP, INC., a Delaware corporation (“Holdings”), CRC HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Original Credit Agreement (as defined below) and, together with Holdings and the Borrower, the “Loan Parties”) and CITIBANK, N.A., in its capacity as administrative agent for the Lenders (as defined below) and as collateral agent for the Secured Parties (the “Administrative Agent”), and the lenders party hereto.

PRELIMINARY STATEMENTS

A. The Borrower desires pursuant to Section 2.15 of the Credit Agreement dated as of February 6, 2006 (as amended and restated as of November 17, 2006 and as further amended and restated as of January 20, 2011, the “Original Credit Agreement”) entered into among CRC Intermediate Holdings, Inc., as Holdings, the Borrower, CITIBANK, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Syndication Agent, and CITIGROUP GLOBAL MARKETS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GE CAPITAL MARKETS, INC. and CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, to obtain Refinancing Term Loans (the “Term B-3 Loans”) in respect of all of the Term B-1 Loans outstanding under the Original Credit Agreement as in effect immediately prior to the Third Restatement Effective Date (as defined below), and to prepay in full the Term B-1 Loans and all other Obligations in respect thereof on the Third Restatement Effective Date (the “Term Loan Refinancing”).

B. Each financial institution identified on the signature pages to the addendum attached as Exhibit A hereto (the “Lender Addendum”) as a “Term B-3 Lender” (each, a “Term B-3 Lender”) has agreed, on the terms and conditions set forth herein, to make Refinancing Term Loans in the form of Term B-3 Loans to the Borrower and to become a “Term Lender” for all purposes under the Third Amended and Restated Credit Agreement (as defined below).

C. Section 2.15 of the Original Credit Agreement provides that the Borrower, the Administrative Agent and the Term B-3 Lenders may enter into a Refinancing Amendment to provide for the Term Loan Refinancing contemplated by this Amendment.

D. The parties hereto intend that (i) all Loans (other than Loans to be repaid on the Third Restatement Effective Date), Letters of Credit or other Credit Extensions (each as defined in the Original Credit Agreement) outstanding under the Original Credit Agreement immediately prior to the Third Restatement Effective Date shall continue as Loans, Letters of Credit or other Credit Extensions, as applicable, under the Third Amended and Restated Credit Agreement, (ii) all amounts owing by the Borrower under the Original Credit Agreement to any Person in respect of accrued and unpaid interest and fees on the Loans (other than Loans to be repaid on the Third Restatement Effective Date), Commitments and Letters of Credit (each as defined in the Original Credit Agreement) immediately prior to the Third Restatement Effective Date shall continue to be due and owing on such Loans, Commitments and Letters of Credit under the Third Amended and Restated Credit Agreement and (iii) any Person entitled to the benefits of Article III or Section 10.05 of the Original Credit Agreement immediately prior to the Third Restatement Effective Date shall continue to be entitled to the benefits of the corresponding provisions of the Third Amended and Restated Credit Agreement. Upon the effectiveness of this Amendment and the

Third Amended and Restated Credit Agreement, each Loan Document other than the Original Credit Agreement that was in effect immediately prior to the Third Restatement Effective Date shall continue to be effective.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Third Amended and Restated Credit Agreement or, if not defined therein, in the Original Credit Agreement.

SECTION 2. Refinancing Term Borrowing.

(a) Effective as of the Third Restatement Effective Date and subject to the terms and conditions set forth herein, each Term B-3 Lender has agreed, on the terms and conditions set forth herein and in the Third Amended and Restated Credit Agreement, to make Refinancing Term Loans in the form of Term B-3 Loans to the Borrower in the amount set forth in the Lender Addendum executed and delivered by it, in accordance with Section 2.01(a) of the Third Amended and Restated Credit Agreement. This Amendment shall constitute a Refinancing Amendment with respect to the Term Loan Refinancing described herein, and each Term B-3 Lender shall, effective as of the Third Restatement Effective Date, become party to the Third Amended and Restated Credit Agreement as a “Term Lender”, and shall have all the rights and obligations of a “Term Lender” under the Third Amended and Restated Credit Agreement and the other Loan Documents.

(b) Each Term B-3 Lender, by delivering its signature page to the Lender Addendum and funding its Term B-3 Loans on the Third Restatement Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved (effective as of the Third Restatement Effective Date), the Third Amended and Restated Credit Agreement, each Loan Document and each other document required to be delivered to, or be approved by and satisfactory to, the Administrative Agent or any Lender on the Third Restatement Effective Date.

SECTION 3. Amendment and Restatement. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment and effective as of the Third Restatement Effective Date, (i) the Original Credit Agreement is hereby amended and restated in the form of Exhibit B hereto (the Original Credit Agreement, as so amended and restated by this Section 3, being referred to as the “Third Amended and Restated Credit Agreement”); and (ii) Exhibit D to this Amendment hereby replaces in its entirety the corresponding Exhibit attached to the Original Credit Agreement as in effect immediately prior to the Third Restatement Effective Date. The rights and obligations of the parties to the Original Credit Agreement with respect to the period prior to the Third Restatement Effective Date shall not be affected by such amendment and restatement.

SECTION 4. Conditions of Term B-3 Loans and Effectiveness of this Amendment. This Amendment and the Third Amended and Restated Credit Agreement shall become effective as of the first date (such date being referred to as the “Third Restatement Effective Date”), and each Term B-3 Lender shall be obligated to fund its Term B-3 Loans, when each of the following conditions shall have been satisfied:

(a) Execution of Documents. The Administrative Agent shall have received (i) this Amendment, duly executed and delivered by the Borrower and each Term B-3 Lender and (ii) a Guarantor Consent and Reaffirmation, in the form attached hereto as Exhibit C, duly executed and delivered by each Guarantor.

(b) Committed Loan Notice. The Administrative Agent shall have received a Committed Loan Notice in respect of the Term B-3 Loans; provided, that in order for the Term B-3 Loans to be made as Eurocurrency Rate Loans, the Borrower must submit the Committed Loan Notice at least one (1) Business Day prior to the Third Restatement Effective Date (it being understood that the Administrative Agent and the Term B-3 Lenders hereby waive, with respect to the Term B-3 Loans, the requirement in Section 2.02(a) of the Third Amended and Restated Credit Agreement of three (3) Business Days’ notice for a Borrowing of Eurocurrency Rate Loans).

(c) Certificate of Responsible Officer. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, certifying the conditions precedent set forth in this Section 4 shall have been satisfied on and as of the Third Restatement Effective Date.

(d) Fees. (i) The Third Restatement Arranger shall have received on the Third Restatement Effective Date (A) all fees separately agreed to by the Borrower and the Third Restatement Arranger, and (B) reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel LLP, special counsel to the Administrative Agent), and the reasonable fees and expenses of any local counsel or foreign counsel required to be reimbursed or paid by the Borrower hereunder or under the Third Amended and Restated Credit Agreement or any other Loan Document, in each case as required by Section 9 of this Amendment and to the extent invoiced at least one Business Day prior to the Third Restatement Effective Date and (ii) the Term B-3 Lenders shall have received on the Third Restatement Effective Date the fees specified in Section 2.09(b)(i) of the Third Amended and Restated Credit Agreement.

(e) Notes. Each Term B-3 Lender that requests a Note pursuant to Section 10 hereof at least three (3) Business Days prior to the Third Restatement Effective Date shall have received an executed Note as provided for therein.

(f) Representations. The representations and warranties set forth in Section 5 hereof are true and correct on and as of the Third Restatement Effective Date.

(g) Good Standings. The Administrative Agent shall have received for each Loan Party (except for Transcultural Health Development, Inc.) a good standing certificate, a certificate of existence or equivalent document, as applicable, certified by the proper governmental authorities of the jurisdiction of such Loan Party’s incorporation and dated on or about the Third Restatement Effective Date.

(h) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters required in connection with the transactions contemplated by this Amendment shall be executed and delivered and shall be reasonably satisfactory in all respects to the Administrative Agent.

(i) Legal Opinion. The Administrative Agent shall have received a satisfactory legal opinion of counsel to the Borrower.

(j) Flood Determinations. A completed “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto).

(k) Insurance. A copy of, or a certificate as to coverage under, the flood insurance policies required by Section 6.07 of the Third Amended and Restated Credit Agreement and the applicable provisions of the Collateral Documents.

(l) Lien Searches. The Administrative Agent shall have received, with respect to any Loan Party organized in California, Delaware or New York, certified copies of UCC, tax and judgment lien searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any such Loan Party as debtor and that are filed in those state and, where applicable, county jurisdictions in which any such Loan Party maintains its principal place of business.

SECTION 5. Representations and Warranties. Each of the Borrower and Holdings represents and warrants as follows as of the date hereof:

(a) The execution, delivery and performance by each of the Borrower and Holdings of this Amendment have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each of the Borrower and Holdings of this Amendment will not (a) contravene the terms of any of the Borrower’s or Holdings’ Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than as permitted by Section 7.01 of the Third Amended and Restated Credit Agreement) or require any payment to be made under (i) any Contractual Obligation to which the Borrower or Holdings is a party or affecting the Borrower or Holdings, respectively, or the properties of the Borrower, Holdings or any of the Borrower’s Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or Holdings or their property is subject; or (c) violate any Law in any material respect; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (b)(i), to the extent that such conflict, breach, contravention or violation or payment could not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment, the Third Amended and Restated Credit Agreement and each other Loan Document to which the Borrower is a party, after giving effect to the amendments pursuant to this Amendment, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) Upon the effectiveness of this Amendment and the incurrence of the Term B-3 Loans, no Event of Default shall exist.

(d) After giving effect to this Amendment, neither the modification of the Original Credit Agreement effected pursuant to this Amendment and the Third Amended and Restated Credit Agreement nor the execution, delivery, performance or effectiveness of this Amendment and the Third Amended and Restated Credit Agreement:

(i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (which Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred); or

(ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(e) Each of the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Third Amended and Restated Credit Agreement or any other Loan Document, is true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(f) Each Restricted Subsidiary that is required to execute a Guaranty pursuant to Section 6.11 of the Third Amended and Restated Credit Agreement has executed a Guaranty.

SECTION 6. Post-Effectiveness Obligations.

(a) Within ninety (90) days after the Third Restatement Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, the applicable Loan Parties shall deliver to the Administrative Agent the following:

(i) with respect to each Mortgage encumbering Mortgaged Property, an amendment (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent or Collateral Agent and otherwise approved by the applicable local counsel for filing in the appropriate jurisdiction, provided, however, that a Mortgage Amendment with respect to any particular Mortgaged Property shall not be required to the extent that the Loan Parties’ local counsel has advised the Loan Parties in an e-mail that no documents, instruments or other actions are required under applicable law for the continued validity, perfection and priority of the Liens granted to the Administrative Agent under the Mortgage encumbering such Mortgaged Property for the benefit of the Administrative Agent to secure the payment of the Secured Obligations (as defined in such Mortgage), as amended by this Amendment; it being understood that such e-mail will be provided to the Administrative Agent and will be in a form and substance reasonably satisfactory to the Administrative Agent;

(ii) to the extent any Mortgage Amendment is required pursuant to clause (a)(i) above, a title search to the applicable Mortgaged Property affected by such Mortgage Amendment demonstrating that such Mortgaged Property is free and clear of all Liens (except those Liens created or permitted under the Third Amended and Restated Credit Agreement and the Collateral Documents); and

(iii) evidence acceptable to the Administrative Agent of payment or satisfactory arrangement for the payment of all applicable filing, documentary, stamp, intangible, mortgage and recording taxes, recording and filing fees with respect to the filing of any Mortgage Amendments and title search fees and charges.

(b) Within ten (10) days after the Third Restatement Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, the Borrower shall deliver for Transcultural Health Development, Inc. a good standing certificate, a certificate of existence or equivalent document, as applicable, certified by the proper governmental authorities of the jurisdiction of such Loan Party’s incorporation.

(c) Within thirty (30) days after the Third Restatement Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, the Borrower shall deliver a copy of, or a certificate as to coverage under, the insurance policies required by Section 6.07 of the Third Amended and Restated Credit Agreement and the applicable provisions of the Collateral Documents (except to the extent previously delivered pursuant to Section 4(k) of this Amendment), each of which shall be endorsed or otherwise amended in a manner consistent with clause (a) of such Section 6.07.

SECTION 7. Reference to and Effect on the Original Credit Agreement and the Loan Documents.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Original Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(b) On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 8. Consent to Enter into Agreements. The Term B-3 Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to take such actions, including making filings and entering into agreements and any amendments or supplements to any Collateral Document, as may be necessary or desirable to reflect the intent of this Amendment.

SECTION 9. Costs and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent pursuant to Section 10.04 of the Third Amended and Restated Credit Agreement.

SECTION 10. Notes. The Borrower agrees that each Lender executing this Amendment as a Term B-3 Lender may request through the Administrative Agent and shall receive one or more Notes payable to the order of such Term B-3 Lender duly executed by the Borrower in substantially the form of Exhibit D to this Amendment, evidencing such Term B-3 Lender’s Term B-3 Loans.

SECTION 11. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 12. Notices. All communications and notices hereunder shall be given as provided in the Third Amended and Restated Credit Agreement.

SECTION 13. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14. Successors. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.

SECTION 15. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CRC HEALTH GROUP, INC.,
as Holdings

By:
Name:
Title:

CRC HEALTH CORPORATION,
as the Borrower

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent and Lender

By:
Name:
Title:

EXHIBIT A TO AMENDMENT

LENDER ADDENDUM

By executing this signature page as a Term B-3 Lender, the undersigned institution agrees (A) on the terms and subject to the conditions set forth in the Third Amended and Restated Credit Agreement, to provide a Refinancing Term Loan in the form of an Term B-3 Loan in the amount reflected and (B) to the terms of this Amendment and the Third Amended and Restated Credit Agreement.

Name of Lender:

Executing as a Term B-3 Lender:
by

Name:
Title:

For any Institution requiring a second signature line:
by

Name:
Title:

Term B-3 Loan $

A-1

EXHIBIT B

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[SEE ATTACHED]

Execution Version

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 7, 2012

among

CRC HEALTH CORPORATION,

as Borrower,

CRC HEALTH GROUP, INC.,

as Holdings,

CITIBANK, N.A.,

as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer,

THE OTHER LENDERS PARTY HERETO,

and

CITIGROUP GLOBAL MARKETS INC.,

as Third Restatement Arranger

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ARTICLE IV CONDITIONS PRECEDENT TO EFFECTIVENESS OF ORIGINAL CREDIT AGREEMENT, AMENDMENT AND RESTATEMENT, SECOND AMENDMENT AND RESTATEMENT AND THIRD AMENDMENT AND RESTATEMENT		112

SECTION 4.01A.	Conditions of Initial Credit Extension on the Original Closing Date	112
SECTION 4.01B.	Conditions of Credit Extension of New Term Loans on the Restatement Effective Date	115
SECTION 4.02.	Conditions to All Credit Extensions	118
SECTION 4.03.	Conditions to Effectiveness on the Second Restatement Effective Date	119
SECTION 4.04.	Conditions to Effectiveness on the Third Restatement Effective Date.	119

ARTICLE V REPRESENTATIONS AND WARRANTIES		120

SECTION 5.01.	Existence, Qualification and Power; Compliance with Laws	120
SECTION 5.02.	Authorization; No Contravention	122
SECTION 5.03.	Governmental Authorization; Other Consents	122
SECTION 5.04.	Binding Effect	122
SECTION 5.05.	Financial Statements; No Material Adverse Effect	123
SECTION 5.06.	Litigation	124
SECTION 5.07.	No Default	125
SECTION 5.08.	Ownership of Property; Liens	125
SECTION 5.09.	Environmental Matters	125
SECTION 5.10.	Taxes	126
SECTION 5.11.	ERISA Compliance	126
SECTION 5.12.	Subsidiaries; Equity Interests	127
SECTION 5.13.	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	127
SECTION 5.14.	Disclosure	127
SECTION 5.15.	Intellectual Property; Licenses, Etc.	128
SECTION 5.16.	Solvency	128
SECTION 5.17.	Insurance	128
SECTION 5.18.	Subordination of Junior Financing	128
SECTION 5.19.	Perfection, Etc.	128
SECTION 5.20.	Labor Matters	129
SECTION 5.21.	Fraud and Abuse	129
SECTION 5.22.	Medicare and Medicaid Notices and Filings Related to Health Care Business	129

ARTICLE VI AFFIRMATIVE COVENANTS		130

SECTION 6.01.	Financial Statements	130
SECTION 6.02.	Certificates; Other Information	131
SECTION 6.03.	Notices	133
SECTION 6.04.	Payment of Obligations	133
SECTION 6.05.	Preservation of Existence, Etc.	133
SECTION 6.06.	Maintenance of Properties	134
SECTION 6.07.	Maintenance of Insurance	134
SECTION 6.08.	Compliance with Laws	134
SECTION 6.09.	Books and Records	135
SECTION 6.10.	Inspection Rights	135

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of March 7, 2012, among CRC HEALTH GROUP, INC., a Delaware corporation (“Holdings”), CRC HEALTH CORPORATION, a Delaware corporation (the “Borrower”), CITIBANK, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower, CRC Intermediate Holdings, Inc., as Holdings, CITIBANK, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, JPMORGAN CHASE BANK, N.A., as Syndication Agent, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Documentation Agent, and the lenders party thereto (the “Original Lenders”) have previously entered into a credit agreement, dated as of February 6, 2006 and amended and restated as of November 17, 2006 and further amended and restated as of January 20, 2011 (the “Original Credit Agreement”) (which term shall, unless the context otherwise requires, include any amendment thereto prior to the Third Restatement Effective Date (as defined below)).

Pursuant to Amendment No. 1 to the Original Credit Agreement, dated as of May 19, 2006, among other things, Holdings was permitted to replace CRC Intermediate Holdings, Inc. as Holdings under the Original Credit Agreement.

Immediately prior to the Restatement Effective Date, the Original Term Lenders under the Original Credit Agreement held Original Term Loans under the Original Credit Agreement in the aggregate principal amount of $243,775,000.

Simultaneously with the consummation of the merger of Madrid Merger Corporation, a California corporation, with and into Aspen Education Group, Inc., a California corporation (“Aspen”), with Aspen as the surviving corporation (such transactions, the “Aspen Acquisition”), the New Term Lenders extended credit to the Borrower in the form of New Term Loans, having substantially identical terms and conditions as the Original Term Loans, in an initial aggregate principal amount of $175,500,000.

The proceeds of the New Term Loans made on the Restatement Effective Date, together with the proceeds of (i) the Holdings Loans and (ii) the Aspen Equity Contributions, were used, in part, to finance the repayment of then outstanding Revolving Credit Loans and certain existing Indebtedness of Aspen and its Subsidiaries, pay the Aspen Acquisition Consideration and the Aspen Transaction Expenses.

On the Second Restatement Effective Date, the parties to the Original Credit Agreement as in effect immediately prior thereto agreed to amend and restate such Original Credit Agreement, and certain Existing Term Loans were reclassified into Term

B-2 Loans in an aggregate principal amount of $309,052,743.94, and certain Existing Revolving Credit Commitments were reclassified into Extended Maturity Revolving Credit Commitments in an aggregate amount of $63,000,000.

On the Third Restatement Effective Date, the Term B-3 Lenders provided to the Borrower in the form of Term B-3 Loans pursuant to Section 2.15 of the Original Credit Agreement, Refinancing Term Loans in an aggregate principal amount of $87,600,000 (the “Term Loan Refinancing”), the proceeds of which were used to finance the repayment in full of all of the then outstanding Term B-1 Loans and all other Obligations in respect thereof on the Third Restatement Effective Date.

After giving effect to the Term Loan Refinancing on the Third Restatement Effective Date, the parties hereto have agreed to amend and restate the Original Credit Agreement in its entirety as provided in this Agreement on and as of the Third Restatement Effective Date.

The proceeds of Revolving Credit Loans made on or after the Third Restatement Effective Date will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions. Swing Line Loans and Letters of Credit will be used for general corporate purposes of the Borrower and its Subsidiaries.

NOW, THEREFORE, subject to the conditions set forth herein, the Original Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” means any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary.

“Act” has the meaning specified in Section 10.20.

“Additional Guarantor” means any Subsidiary that the Borrower elects to enter into a Joinder Agreement to the Guaranty.

“Additional Lender” has the meaning specified in Section 2.14(a).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Refinancing Term Loans pursuant to a Refinancing Amendment in accordance with Section 2.15, provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Administrative Agent to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund (such approval not to be unreasonably withheld), and (ii) the Borrower.

“Administrative Agent” means Citibank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Third Amended and Restated Credit Agreement.

“Amendment Agreement” means the Amendment Agreement dated as of the Restatement Effective Date among Holdings, the Borrower, the Original Subsidiary Guarantors, the Administrative Agent and certain Original Lenders.

“Applicable Rate” means a percentage per annum equal to:

(a) [Intentionally Omitted]

(b) [Intentionally Omitted]

(c) for all periods beginning on and after the Second Restatement Effective Date, with respect to Term B-2 Loans, (i) for Eurocurrency Rate Loans, 4.50% and (ii) for Base Rate Loans, 3.50%.

(d) for all periods beginning on and after the Second Restatement Effective Date, with respect to Extended Maturity Revolving Credit Loans and Letter of Credit fees and commitment fees in respect of unused Extended Maturity Revolving Credit Commitments, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	<4.5:1	3.25%	2.25%	0.625%
2	≥4.5:1 but <5.0:1	3.50%	2.50%	0.625%
3	≥5.0:1 but <5.5:1	3.75%	2.75%	0.625%
4	≥5.5:1	4.00%	3.00%	0.625%

(e) for all periods beginning on and after the Third Restatement Effective Date, with respect to Term B-3 Loans, (i) for Eurocurrency Rate Loans, 7.00% and (ii) for Base Rate Loans, 6.00%, provided, that any time that the Borrower’s public corporate family rating from Moody’s is not at least B3 or the Borrower’s public corporate credit rating from S&P is not at least B-, then (x) for Eurocurrency Rate Loans, 8.00% and (y) for Base Rate Loans, 7.00%, such Applicable Rates in this proviso to be in effect until the Borrower’s public corporate family rating from Moody’s is at least B3 and the Borrower’s public corporate credit rating from S&P is at least B-. Any change in the Applicable Rate resulting from a change in the Borrower’s public corporate family rating from Moody’s or public corporate credit rating from S&P shall become effective as of the first Business Day immediately following the formal publication by Moody’s or S&P, as applicable, of such change.

Notwithstanding the foregoing, (x) the Applicable Rate in respect of Extended Term Loans or Extended Revolving Credit Commitments of any Extension Series or Refinancing Term Loans of any Refinancing Series or New Revolving Credit Commitments shall be the applicable percentages per annum provided pursuant to the relevant Extension Amendment or Refinancing Amendment, as the case may be, and (y) the Applicable Rate of certain Loans shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.16.

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business

Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) with respect to any Letters of Credit issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., each in its capacity as a Joint Lead Arranger under the Original Credit Agreement, each of the Second Restatement Arrangers and each of the Third Restatement Arrangers.

“Aspen” has the meaning specified in the preliminary statements to this Agreement.

“Aspen Acquisition” has the meaning specified in the preliminary statements to this Agreement.

“Aspen Acquisition Consideration” means the total funds required to consummate the Aspen Acquisition.

“Aspen Equity Contributions” means, collectively, (a) the cash contribution by the Bain Entities and rollover equity by the Management Stockholders in the aggregate of not less than $35,000,000 to Holdings or one or more direct or indirect holding company parents of Holdings, and (b) the further contribution to the Borrower of any portion of such cash contribution proceeds not directly received by the Borrower or used by Holdings to pay Aspen Transaction Expenses or Aspen Acquisition Consideration or repay existing Indebtedness of Aspen and its Subsidiaries.

“Aspen Loan Parties” means, collectively, Aspen and each of its Subsidiaries that is a Guarantor.

“Aspen Transaction” means, collectively, (a) the Aspen Equity Contributions, (b) the Aspen Acquisition, (c) the funding of the Holdings Loans, (d) the funding of the New Term Loans on the Restatement Effective Date, (e) the consummation of any other transactions in connection with the foregoing, (f) the repayment of Revolving Credit Loans and of certain existing Indebtedness of Aspen and its subsidiaries, and (g) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Aspen Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Borrower or any Restricted Subsidiary in connection with the Aspen Transaction, including any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to or with respect to any management equity plan or stock option plan or any other management or employee benefit plan or any stock subscription or shareholder agreement, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the Original Closing Date Audited Financial Statements and the Restatement Effective Date Audited Financial Statements.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Bain Entities” means, collectively, Bain Capital, LLC, its Affiliates (other than other portfolio companies) and any investment funds advised or managed by any of the foregoing.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Citibank as its “prime rate.” The “prime rate” is a rate set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.

Notwithstanding the foregoing, the Base Rate applicable to Term B-3 Loans shall be at least 2.50% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Parties” means the collective reference to the Borrower and the Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and (b) the value of all assets under Capitalized Leases incurred by the Borrower and the Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b), (iv) expenditures relating to the construction or acquisition of any property which has been transferred to a Person other than a Borrower Party during the same fiscal year in which such expenditures were made, or in the immediately succeeding year, pursuant to a sale-leaseback transaction permitted under Section 7.05(f), (v) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (vii) expenditures that constitute Permitted Acquisitions, (viii) interest capitalized during such period or (ix) expenditures financed by the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) after the Original Closing Date to the extent that such Net Cash Proceeds shall have actually been received by Borrower (including through capital contributions of such Net Cash Proceeds by Holdings to Borrower) and to the extent such proceeds are not used to make a Restricted Payment pursuant to Section 7.06(f), make an Investment pursuant to Section 7.02(o) or prepay Junior Financing pursuant to Section 7.13(v).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at Citibank (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars or, in the case of any Foreign Subsidiary, such local foreign currency used in the country of such Foreign Subsidiary held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, or the District of Columbia or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h) instruments equivalent to those referred to in clauses (a) through (g) above denominated any other foreign currency that is the local foreign currency of a Foreign Subsidiary comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction; and

(i) Investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.

“Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means the earliest to occur of:

(a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; provided that the occurrence of the foregoing event shall be deemed not a Change of Control if,

(i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of common stock of Holdings equal to an amount more than fifty percent (50%) of the amount of common stock of Holdings owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Original Closing Date and such ownership by the Permitted Holders represents the largest single block of voting securities of Holdings owned, of record and beneficially, by any Person or related group for purposes of Section 13(d) of the Exchange Act, or

(ii) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no Person (other than one or more Permitted Holders) or Persons (other than one or more Permitted Holders) that are together a group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) or are acting, for the purpose of acquiring, holding, or disposing of securities, as a group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but in any case excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), by way of merger, consolidation or other business combination or purchase, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors; or

(b) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Subordinated Notes, the Holdings Loans or any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(c) the Borrower ceasing to be a directly or indirectly wholly owned Subsidiary of Holdings.

“Citibank” means Citibank, N.A. and its successors.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Original Maturity Revolving Credit Lenders, Extended Maturity Revolving Credit Lenders, Extending Revolving Lenders for a given Extension Series of Extended Revolving Credit Commitments, New Revolving Commitment Lenders, Term B-2 Lenders, Term B-3 Lenders, Refinancing Term Lenders for a given Refinancing Series of Refinancing Term Loans, or Extending Term Lenders for a given Extension Series of Extended Term Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Original Maturity Revolving Credit Commitments, Extended Maturity Revolving Credit Lenders, Extended Revolving Credit Commitments of a given Extension Series, New Revolving Commitments, Refinancing Term Commitments of a given Refinancing Series or Extended Term Commitments of a given Extension Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Original Maturity Revolving Credit Loans, Extended Maturity Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Revolving Credit Loans under New Revolving Credit Commitments, Term B-2 Loans, Term B-3 Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Extension Series (it being understood that (x) the Original Term Lenders and the New Term Lenders are a single Class of Lenders, (y) the Original Term Commitments and the New Term Commitments are a single Class of Commitments and (z) the Original Term Loans and the New Term Loans are a single Class of Loans).

“CMS” means the Centers for Medicare and Medicaid Services of HHS and any successor thereof and any predecessor thereof, including the United States Health Care Financing Administration.

“Code” means the U.S. Internal Revenue Code of 1986 as amended from time to time and the regulations related thereto.

“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties, and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document.

“Collateral Agent” means Citibank, in its capacity as collateral agent under any of the Loan Documents, or any successor administrative agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Original Closing Date pursuant to Section 4.01A(a)(iii), (ii) on the Restatement Effective Date pursuant to Section 4.01B(a)(iii) or (iii) pursuant to Section 6.11 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed (the “Guarantees”) by the Required Guarantors;

(c) all guarantees issued or to be issued in respect of the Senior Subordinated Notes shall be subordinated to the Guarantees to the same extent that the Senior Subordinated Notes are subordinated to the Obligations;

(d) the Obligations and the Guarantees shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Borrower and (ii) all Equity Interests (other than Equity Interests of any Unrestricted Subsidiaries) of each wholly owned Subsidiary directly owned by any Guarantor; provided that pledges of Equity Interests of each Foreign Subsidiary shall be limited to 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary and 100% of the issued and outstanding non-voting Equity Interests of such Foreign Subsidiary at any time and to only a Foreign Subsidiary which is a direct subsidiary of the Borrower or any Guarantor;

(e) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and each other Guarantor (including, without limitation, accounts receivable, inventory, equipment, commercial tort claims, intercompany indebtedness, intellectual property, general intangibles, licensing agreements, owned real property, cash and proceeds of any of the foregoing (except that no leasehold mortgages, perfection pursuant to certificates of title statutes with respect to motor vehicles, or control agreements with respect to deposit accounts or securities accounts shall be required), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;

(f) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(g) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each owned property described on Schedule 1.01B to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date or required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance of the type provided for in Section 4.01A(j), and (iii) such “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating to such Mortgaged Property), Surveys, legal opinions and other documents as the Administrative Agent may reasonably request with respect to each such Mortgaged Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or Surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or Surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance or Surveys with respect to particular assets (including extensions beyond the Original Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent or Collateral Agent for the benefit of the Secured Parties pursuant to Section 6.11 or Section 6.13, the Guaranty, the Intercreditor Agreements and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, a New Term Commitment, an Original Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing with respect to a given Class of Loans, (b) a conversion of Loans of a given Class from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans of a given Class, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D to the Original Credit Agreement.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of, to the extent not reflected in such total interest expense, interest income and gains on such hedging obligations or other derivative instruments,

(ii) provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including state, franchise and similar taxes and withholding taxes paid or accrued during such period,

(iii) depreciation and amortization,

(iv) Non-Cash Charges,

(v) unusual or non-recurring charges (including, without limitation, expenses related to the Original Closing Date Transactions, the Aspen Transaction Expenses, the Second Restatement Transaction Expenses, the Third Restatement Transaction Expenses and severance, signing, retention or completion bonuses),

(vi) restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure/consolidation of facilities), provided that such adjustments are certified as restructuring charges or reserves in a certificate of a Responsible Officer delivered to the Administrative Agent,

(vii) any deductions attributable to minority interests of third parties in non-wholly owned Subsidiaries, except to the extent of cash dividends declared or paid on Equity Interests of such Subsidiaries held by third parties,

(viii) to the extent permitted to be paid under Section 7.08(e), the amount of management, monitoring, consulting and advisory fees and related expenses and any other fees and expenses paid to the Sponsor (in cash, to the extent not added back in any prior period, or any accruals of such items),

(ix) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests),

(x) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with the Original Closing Date Transaction, any acquisition consummated prior to the Original Closing Date or a Permitted Acquisition,

(xi) to the extent covered by insurance and actually reimbursed, or, so long as Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 120 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 120 days), expenses with respect to liability or casualty events or business interruption,

(xii) for purposes of determining compliance with Section 7.11 only, Permitted Equity Issuances pursuant to and in accordance with Section 8.05, and

(xiii) any expenses or charges related to any equity offering, permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred hereunder (in each case whether or not consummated) or to the Original Closing Date Transactions (including any accruals and reserves that are established within twelve months after the Original Closing Date that are so required to be established as a result of the Original Closing Date Transactions in accordance with GAAP) and, in each case, deducted in such period in computing Consolidated Net Income, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period or is in respect of cash received in a prior period and not added back in a prior period), and

(iii) all gains from investments recorded using the equity method, except to the extent of cash dividends or distributions received by Borrower or any Restricted Subsidiary in respect of such investments, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP.

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) non-cash losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off or write-down related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all non-cash losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges, expenses and write-downs referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

For purposes of determining Consolidated EBITDA for any Test Period that includes the quarterly periods ending September 30, 2005 or December 31, 2005, the Consolidated EBITDA for each such quarterly period shall be deemed to be $17,048,000 and $16,292,000, respectively (it being understood that these amounts shall give effect to the historical adjustments described on Schedule 1.01C to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date).

“Consolidated Interest Expense” means, for any period, the sum of (i) the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts and (ii) any cash payments made during such period in respect of the interest expense on such obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with the Original Closing Date Transaction, any acquisition consummated prior to the Original Closing Date or any Permitted Acquisition) but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period all as calculated on a consolidated basis in accordance with GAAP, and (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Original Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Original Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Original Closing Date through the date of determination.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(b) any net after-tax income or loss for such period attributable to the early extinguishment of Indebtedness or hedging obligations or other derivative instruments,

(c) any net after-tax extraordinary gains, losses or charges,

(d) any non-cash unusual or non-recurring charges (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income to such extent),

(e) any net after-tax gains or losses realized upon the disposition of assets outside the ordinary course of business (including any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person),

(f) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs,

(g) the effect of any non-cash items resulting from any amortization, impairment, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with the Original Close Date Transactions, any acquisition consummated prior to the Original Closing Date and any Permitted Acquisition or any merger, consolidation, disposition or similar transaction permitted by this Agreement (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed),

(h)(A) the income of (1) for purposes of calculating Cumulative Consolidated Net Income only, any Restricted Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders (which has not been legally waived) and (2) any Joint Venture and any Unrestricted Subsidiary, except in each case to the extent of the amount of dividends or other distributions actually paid in cash to such Person or one of its Restricted Subsidiaries by such Subsidiary, Joint Venture or Unrestricted Subsidiary during such period; (B) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person; and (C) the loss of any Joint Venture accounted for by using the equity method of accounting to the extent not paid in cash by the Borrower or any Restricted Subsidiary,

(i) any non-cash income or charges resulting from mark-to-market accounting under Statement of Financial Accounting Standards No. 52 — Foreign Currency Translation relating to Indebtedness denominated in foreign currencies,

(j) any reductions in respect of accretion of dividends of preferred Equity Interests, to the extent not paid in cash (provided that cash payments on such preferred Equity Interests after such accretion shall reduce Consolidated Net Income in the period paid in cash),

(k) in the case of any period that includes a period ending prior to or during the fiscal year ended December 31, 2006 and to the extent paid with the proceeds of the Original Closing Date Transactions, Original Closing Date Transaction Expenses,

(l) in the case of any period that includes a period ending prior to or during the fiscal twelve months ended September 30, 2007 and to the extent paid with the proceeds of the Aspen Transactions, Aspen Transaction Expenses.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property, inventory and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings, the Borrower and the Restricted Subsidiaries), as a result of the Original Close Date Transaction, any acquisition consummated prior to the Original Closing Date, any Permitted Acquisitions, or the amortization, write-down or write-off of any amounts thereof.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, but only to the extent required to be recorded on a balance sheet, in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Original Close Date Transaction, any acquisitions consummated prior to the Original Closing Date or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (l), (o) and (s) and clauses (i) and (ii) of Sections 7.01(u) and 7.01(w) (to the extent such Indebtedness is secured by cash collateral)) in excess of $500,000 included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.

“Continuing Directors” means the directors of Holdings on the Original Closing Date, as elected or appointed after giving effect to the Original Close Date Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of Holdings (or the Borrower after a Qualifying IPO of the Borrower) is recommended by a majority of the then Continuing Directors or such other director receives the vote of one or more Permitted Holders in his or her election by the stockholders of Holdings (or the Borrower after a Qualifying IPO of the Borrower).

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.

“Contract Provider” means any Person or any employee, agent or subcontractor of such Person who provides professional health care services under or pursuant to any contract with the Borrower or any Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Crowell Equity Documents” means the Subscription Agreement dated as of April 1, 2004 by and between Adirondack Leadership Expeditions, LLC and Sue Crowell, the Subscription Agreement dated as of April 1, 2004 by and between Lone Star Expeditions, Inc. and Sue Crowell and the Subscription Agreement dated as of July 11, 2006 by and between Four Circles Recovery Center, LLC and Sue Crowell.

“Crowell Subsidiaries” means Adirondack Leadership Expeditions, LLC, Four Circles Recovery, LLC, and Lone Star Expeditions, Inc.

“Cumulative Consolidated Net Income” means, as of any date of determination, Consolidated Net Income of the Borrower Parties for the period (taken as one accounting period) commencing on the beginning of the fiscal quarter including the Original Closing Date and ending on the last day of the most recent fiscal quarter for which financial statements required to be delivered pursuant to Section 6.01(a) or (b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(b), have been received by the Administrative Agent.

“Cumulative Growth Amount” shall mean, on any date of determination, the sum of, without duplication, (A) 50% of Cumulative Consolidated Net Income (or, in the case Cumulative Consolidated Net Income at the time of determination is a deficit, minus 100% of such deficit), provided that, for purposes of Sections 7.06(i) and 7.13(a)(v), the amount in this clause (A) shall only be available if the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) was less than 5.0:1, determined on a Pro Forma Basis after giving effect to any Restricted Payment or prepayment, redemption or repurchase actually made pursuant to Sections 7.06(i) or 7.13(a)(v), plus (B) the amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) after the Original Closing Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination and to the extent not used to reduce Capital Expenditures pursuant to clause (ix) of the definition thereof and not used to make Restricted Payments pursuant to Section 7.06(f), plus (C) the amount of Net Cash Proceeds from the issuance of Permitted Holdco Debt after the Original Closing Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination plus (D) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually theretofore received in cash in respect of any Investment made since the Original Closing Date pursuant to Section 7.02(o), minus (E) the sum at the time of determination of (i) the aggregate amount of Investments made since the Original Closing Date pursuant to Section 7.02(o), (ii) the aggregate amount of Restricted Payments made since the Original Closing Date pursuant to Section 7.06(i) and (iii) the aggregate amount of prepayments, redemptions or repurchases made since the Original Closing Date pursuant to Section 7.13(a)(v).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to Loans, an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws. Overdue interest, fees and other amounts shall bear interest at 2.0% above the rate applicable to Base Rate Loans that are Term Loans.

“Defaulting Lender” means, at any time, as determined by the Administrative Agent, a Lender as to which the Administrative Agent has notified the Borrower that (i) such Lender has failed for three or more Business Days to comply with its obligations hereunder to make a Loan, make a payment to the L/C Issuer in respect of such Lender’s Pro Rata Share of any L/C Obligations and/or make a payment to the Swing Loan Lender in respect of a Swing Line Loan (each a “funding obligation”), (ii) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder, or such Lender has defaulted on its funding obligations under any other loan agreement, credit agreement or other similar agreement (absent a good faith dispute), (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender (provided that neither the reallocation of funding obligations provided for in Section 2.17(a) as a result of a Lender’s being a Defaulting Lender nor the performance by a Non-Defaulting Lender of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its sole discretion acting in good faith. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests or issuance by a Subsidiary of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Term Loans at the time such Equity Interest is first issued.

“Documentation Agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Documentation Agent under the Original Credit Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“Environmental Laws” means any and all Federal, state, local, and foreign Laws, judgments, orders, decrees, concessions, grants, franchises, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the Release of or threatened Release of any Hazardous Materials into the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Investors” means the Bain Entities and the Management Stockholders.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Dow Jones Market screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period.

Notwithstanding the foregoing, the Eurocurrency Rate applicable to Term B-3 Loans shall be at least 1.50% per annum.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash expenses, charges or losses to the extent deducted in arriving at such Consolidated Net Income (other than an accrual or reserve for potential cash items in any future period),

(iii) an amount equal to any income or gain excluded from the calculation of Consolidated Net Income by virtue of the definition thereof to the extent realized in cash, and

(iv) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period); over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits, income or gains included in arriving at such Consolidated Net Income and cash expenses, charges and losses that are added back to Consolidated Net Income by virtue of the definition thereof,

(ii) without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Capital Expenditures made in cash and not deducted from Excess Cash Flow in a prior period or accrued during such period pursuant to Section 7.16, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries or Equity Interests of Holdings or Borrower,

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower or the Restricted Subsidiaries (including any Term Loans and the principal component of payments in respect of Capitalized Leases but excluding (A) prepayments of Term Loans pursuant to Section 2.05(b) and (B) repayments of Revolving Credit Loans, Swing Line Loans and prepayments of Term Loans pursuant to Section 2.05(a)) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) except to the extent financed with the proceeds of other Indebtedness of the Borrower or its Restricted Subsidiaries or Equity Interests of Holdings or Borrower,

(iv) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and the Restricted Subsidiaries during such period),

(v) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,

(vi) without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Investments and acquisitions made in cash during such period pursuant to Section 7.02 (other than Section 7.02(a)) to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(vii) the amount of Restricted Payments paid during such period pursuant to Section 7.06(h) or (i) to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries during such period and are not made with unswept Excess Cash Flow from previous periods,

(viii) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(ix) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(x) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Capital Expenditures or Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xi) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not reflected in the computation of Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (c) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and Aspen Solutions, Inc. and (d) any Crowell Subsidiary under the circumstances described in Section 7.14.

“Exclusion Event” means any event or events resulting in the exclusion of the Borrower or any Restricted Subsidiary or any of the Treatment Facilities from participation in any Medical Reimbursement Program.

“Existing Revolver Tranche” has the meaning provided in Section 2.16(b).

“Existing Revolving Credit Commitments” means the “Revolving Credit Commitments” under the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Existing Revolving Credit Lender” means Lenders holding Existing Revolving Credit Commitments under the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Existing Revolving Credit Loans” means “Revolving Credit Loans” outstanding under the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Existing Term Lenders” means Lenders holding Existing Term Loans under the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Existing Term Loans” means the Original Term Loans and the New Term Loans outstanding under the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Existing Term Loan Tranche” has the meaning provided in Section 2.16(a).

“Extended Maturity Revolving Credit Borrowing” means a borrowing consisting of simultaneous Extended Maturity Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Extended Maturity Revolving Credit Lenders pursuant to Section 2.01(b).

“Extended Maturity Revolving Credit Commitment” means, as to each Extended Maturity Revolving Credit Lender, its obligation to (a) make Extended Maturity Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) to the Second Amendment Agreement under the caption “Extended Maturity Revolving Credit Commitment” or in the Assignment and Assumption or Incremental Amendment, as applicable, pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including pursuant to a Revolving Commitment Increase.

“Extended Maturity Revolving Credit Exposure” means, as to each Extended Maturity Revolving Credit Lender, the sum of the outstanding principal amount of such Extended Maturity Revolving Credit Lender’s Extended Maturity Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“Extended Maturity Revolving Credit Facility” means, at any time, the aggregate amount of the Extended Maturity Revolving Credit Lenders’ Extended Maturity Revolving Credit Commitments at such time.

“Extended Maturity Revolving Credit Lender” means, at any time, any Lender that has an Extended Maturity Revolving Credit Commitment at such time.

“Extended Maturity Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Extended Revolving Credit Commitments” has the meaning provided in Section 2.16(b).

“Extended Term Commitments” means one or more commitments hereunder to convert Term Loans under an Existing Term Loan Tranche to Extended Term Loans of a given Extension Series pursuant to an Extension Amendment.

“Extended Term Loans” has the meaning provided in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning provided in Section 2.16(c).

“Extending Term Lender” has the meaning provided in Section 2.16(c).

“Extension” means any establishment of Extended Term Commitments and Extended Term Loans or Extended Revolving Credit Commitments pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning provided in Section 2.16(e).

“Extension Election” has the meaning provided in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means the Term B-2 Loans, the Term B-3 Loans, the Original Maturity Revolving Credit Facility, the Extended Maturity Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, a given Refinancing Series of Refinancing Term Loans, a given Extension Series of Extended Term Loans, or a given Extension Series of Extended Revolving Credit Commitments or the New Revolving Credit Commitments, as the context may require.

“FATCA” has the meaning specified in Section 3.01(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank on such day on such transactions as determined by the Administrative Agent.

“First Lien Intercreditor Agreement” means a first lien intercreditor agreement between the Administrative Agent and one or more Senior Representatives representing holders of each series of New Senior Secured Notes that are secured by a Lien on the Collateral on a pari passu basis with the Lien securing the Obligations, substantially in the form of Exhibit C to the Second Amendment Agreement, with such changes made prior to such intercreditor agreement’s effectiveness that are reasonably satisfactory to the Administrative Agent and are not materially adverse to the Lenders, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” has the meaning specified in Section 3.01(d).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such

Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“funding obligation” has the meaning assigned to such term in the definition of “Defaulting Lender.”

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Original Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) upon the Administrative Agent’s request, the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term

“Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Original Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guarantors” means the Required Guarantors and any Additional Guarantors.

“Guaranty” means, collectively, (a) the Guaranty made by Holdings and the Subsidiary Guarantors that are Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all other substances, wastes, pollutants, contaminants, chemicals, materials, constituents, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes of any nature and in any form regulated pursuant to, or which can give rise to liability under, any Environmental Law.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto.

“HHS” means the United States Department of Health and Human Services and any successor thereof.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Pub. L. 104-191, Aug. 21, 1996, 110 Stat. 1936.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Loan Agreement” means the Term Loan Agreement relating to the Holdings Loans, by and among Holdings, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto.

“Holdings Loan Documents” means the Holdings Loan Agreement and all “Loan Documents” under the Holdings Loan Agreement.

“Holdings Loans” means $105,000,000 in aggregate principal amount of loans made to Holdings under the Holdings Loan Documents.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Incremental Amendment” has the meaning specified in Section 2.14(a).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, for purposes of Section 7.03 only, as in effect on the Original Closing Date);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such

Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Intercompany Note” means a promissory note substantially in the form of Exhibit J to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Coverage Ratio” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Borrower for the Test Period ending on such date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan of any Class (including a Swing Line Loan), the last Business Day of each March, June, September and December and the applicable Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available to each Lender of such Eurocurrency Rate Loan, nine or twelve months, as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the applicable Maturity Date of the Class of Loans of which the Eurocurrency Rate Loan is a part;

(d) unless the Administrative Agent shall otherwise agree, that prior to the earlier of (i) the initial syndication of the Original Term Loans and Revolving Credit Loans and (ii) the 31st day after the Original Closing Date, the Borrower shall only be permitted to request Interest Periods of seven days with respect to the Original Term Loans and Revolving Credit Loans;

(e) unless the Administrative Agent shall otherwise agree, that prior to the earlier of (i) the initial syndication of the New Term Loans and (ii) the 31st day after the Restatement Effective Date, the Borrower shall only be permitted to request Interest Periods of seven days with respect to the Term Loans; and

(f) unless shorter or longer Interest Periods are otherwise agreed by the Administrative Agent, the Borrower shall only be permitted to request Interest Periods of seven days with respect to the New Term Loans until the Interest Period with respect to the New Term Loans ends on the same day as the Interest Period with respect to the Original Term Loans, as contemplated by Section 2.02(g).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement, substantially in the form set forth on Exhibit L to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Joint Venture” means any Person that the Borrower owns an equity interest in that is not a Subsidiary.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Knowledge” means the actual or constructive knowledge of a Responsible Officer.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment or New Revolving Credit Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Citibank and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes (i) any New Term Lender, an L/C Issuer and the Swing Line Lender, (ii) each Person that shall become a party hereto pursuant to a Refinancing Amendment, (iii) each New Revolving Commitment Lender and (iv) each of their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date for the Extended Maturity Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents and (v) each Letter of Credit Application, and (vi) on and after the execution and delivery thereof, any Intercreditor Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Management Stockholders” means the members of management of the Borrower or its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

“Maturity Date” means (a) with respect to the Extended Maturity Revolving Credit Facility, August 16, 2015, (b) with respect to the Term B-2 Loans, November 16, 2015 and (c) with respect to the Term B-3 Loans, November 16, 2015.

“Maximum Rate” has the meaning specified in Section 10.10.

“Medicaid” means that certain means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code and any statute succeeding thereto.

“Medicaid Provider Agreement” means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide items and services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above; (c) all state statutes for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of Law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

“Medical Reimbursement Programs” means a collective reference to the Medicare, Medicaid and TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government and any other non-government funded third party payor programs.

“Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code and any statute succeeding thereto.

“Medicare Provider Agreement” means an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agrees to provide items and services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including CMS, the OIG, HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of Law, as each may be amended, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages or any other document, creating and evidencing a Lien on the Mortgaged Properties made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties substantially in the form of Exhibit H to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date (with such changes as may be customary to account for local Law matters), and any other mortgages executed and delivered pursuant to Section 6.11.

“Mortgage Amendment” has the meaning specified in Section 4.01B(a)(iv)(A).

“Mortgage Policies” has the meaning specified in Section 4.01A(j).

“Mortgaged Properties” has the meaning specified in paragraph (g) of the definition of “Collateral and Guarantee Requirement.”

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by Holdings, the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, Survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings, the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $2,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $5,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a));

(b) with respect to the incurrence or issuance of any Indebtedness by Holdings, the Borrower or any Restricted Subsidiary or any Permitted Equity Issuances, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“New Intermediate Holdings” has the meaning specified in Section 7.04(h).

“New Revolving Amount” has the meaning specified in Section 2.16(d)(i).

“New Revolving Commitment Lenders” has the meaning specified in Section 2.16(d)(i).

“New Revolving Credit Commitment” has the meaning specified in Section 2.16(d)(i).

“New Senior Secured Notes” means any secured notes of the Borrower issued on or following the Second Restatement Effective Date, and the Indebtedness represented thereby; provided that (a) the stated maturity date is no earlier than the date that is the Latest Maturity Date of any Loan outstanding at the time such Indebtedness is incurred, (b) the terms of such notes do not provide for any scheduled amortization, repayment of principal, mandatory redemption, redemption or repayment at the option of the holder thereof or sinking fund obligations prior to the date that is the Latest Maturity Date of any Loan outstanding at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (c) there shall be no financial maintenance covenants contained therein; (d) such Indebtedness is not Guaranteed by any person other than a Loan Party, (e) the Borrower prepays Loans with the Net Cash Proceeds therefrom in compliance with Section 2.05(b)(iv), (g) the Borrower shall be the issuer in respect thereof, (h) the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Subsidiary, other than any asset constituting Collateral, and (i) (A) all security therefor shall be granted pursuant to documentation that satisfies the definition of “New Senior Secured Notes Collateral Documents” hereof, and (B) (I) in the case of issuances of New Senior Secured Notes that are secured by a Lien on the Collateral on a pari passu basis with the Lien securing the Obligations, the secured parties thereunder, or a trustee or collateral agent on their behalf, shall have become a party to the First Lien Intercreditor Agreement and the First Lien Intercreditor Agreement permits the incurrence of such New Senior Secured Notes and (II) in the case of issuances of New Senior Secured Notes that are secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations, the secured parties thereunder, or a trustee or collateral agent on their behalf, shall have become a party to the Second Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement permits the incurrence of such New Senior Secured Notes. New Senior Secured Notes will include any Registered Equivalent Notes issued in exchange therefor.

“New Senior Secured Notes Collateral Documents” means, collectively, any security agreement, mortgage, pledge agreement or other similar agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien on the Collateral or a Guarantee in favor of the trustee or collateral agent for holders of the New Senior Secured Notes for the benefit of the secured parties thereunder; provided that the terms are no more restrictive to the Loan Parties (and beneficial to the secured parties thereunder) than the terms of the Collateral Documents.

“New Senior Secured Notes Indenture” means any indenture pursuant to which New Senior Secured Notes are issued, as the same may be amended, restated, supplemented, substituted, replaced, refinanced or otherwise modified from time to time.

“New Term Borrowing” means a borrowing consisting of simultaneous New Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the New Term Lenders pursuant to Section 2.01(a)(ii).

“New Term Commitment” means, as to each New Term Lender, its obligation to make a New Term Loan to the Borrower pursuant to Section 2.01(a)(ii) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a)(ii) of the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date under the caption “New Term Commitment” or in the Assignment and Assumption pursuant to which such New Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the New Term Commitments was $175,500,000.

“New Term Lender” means each Person that has agreed to provide a New Term Commitment pursuant to a New Term Lender Addendum.

“New Term Lender Addendum” means a Lender Addendum, substantially in the form of Exhibit M to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date signed by the Borrower, a New Term Lender and the Administrative Agent.

“New Term Loans” means a Loan made pursuant to Section 2.01(a)(ii).

“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Non-Consenting Lenders” has the meaning specified in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(b).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including obligations to provide Cash Collateral), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party and its Subsidiaries arising under any Secured Hedge Agreement and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“OIG” means the Office of Inspector General of HHS and any successor thereof.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means February 6, 2006.

“Original Closing Date Audited Financial Statements” means (a) the audited consolidated balance sheets of Borrower and its Subsidiaries as of each of September 30, 2005, December 31, 2004, 2003 and 2002, and the related audited consolidated statements of income, stockholders’ equity and cash flows for Borrower and its Subsidiaries for the nine months ended September 30, 2005 and the fiscal years ended December 31, 2004, 2003 and 2002, respectively, and (b) the audited consolidated balance sheets of Sierra Tucson Inc. and its Subsidiaries as of each of December 31, 2004, 2003 and 2002, and the related audited consolidated statements of income, stockholders’ equity and cash flows for Sierra Tucson Inc. and its Subsidiaries for the fiscal years ended December 31, 2004 and 2003 and for the nine months and six day period ended December 31, 2002, respectively.

“Original Closing Date Debt Prepayment” means the prepayment by the Borrower on the Original Closing Date of any Indebtedness outstanding under the Original Closing Date Existing Credit Agreement or under the 14% Senior Subordinated Notes due June 19, 2010 issued by CRC Health Corporation.

“Original Closing Date Equity Contributions” means, collectively, (a) the contribution by the Equity Investors of an aggregate amount of cash of not less than $290,000,000 to Holdings or one or more direct or indirect holding company parents of Holdings, and (b) the further contribution to the Borrower of any portion of such cash contribution proceeds not directly received by the Borrower or used by Holdings to pay Original Closing Date Transaction Expenses, Original Closing Date Merger Consideration or Original Closing Date Debt Prepayment.

“Original Closing Date Existing Credit Agreement” means the Credit Agreement dated as of May 11, 2005, among CRC Health Corporation, the other credit parties thereto,

the lenders party thereto, BNP Paribas, as Sole Lead Arranger and Administrative Agent, Madison Capital Funding LLC, as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent.

“Original Closing Date Material Adverse Change” means any change or effect that either individually or in the aggregate together with all other adverse changes or effects, is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, other than any change or effect that results or arises from (i) changes in (x) general economic or political conditions (including acts of war, declared or undeclared, armed hostilities and terrorism), financial, securities or capital market conditions (including prevailing interest rates), (y) the industry in which the Borrower operates that do not materially disproportionately affect the Borrower and its Subsidiaries, taken as a whole, compared to other companies in the industry or (z) laws, regulations or accounting standards, principles or interpretations, except in the case of clauses (y) and (z), to the extent the changes arise from or result from changes in laws or regulations affecting the industry in which the Borrower operates, and except in the case of clause (x), to the extent that any act of war or terrorism has a disproportionately negative effect on the Borrower and its Subsidiaries taken as a whole compared to other companies in the industry in which the Borrower operates or (ii) the announcement of the Original Closing Date Merger Agreement or the performance of the obligations thereunder.

“Original Closing Date Merger Agreement” means the Agreement and Plan of Merger dated as of October 8, 2005, among Borrower, CRCA Holdings, Inc. and CRCA Merger Corporation.

“Original Closing Date Merger Consideration” means the total funds required to consummate the Original Closing Date Transaction.

“Original Closing Date Pro Forma Balance Sheet” has the meaning specified in Section 5.05(a)(ii).

“Original Closing Date Pro Forma Financial Statements” has the meaning specified in Section 5.05(a)(ii).

“Original Closing Date Transaction” means, collectively, (a) the Original Closing Date Equity Contributions, (b) the Original Closing Date Merger, (c) the issuance of the Senior Subordinated Notes, (d) the funding of the Original Term Loans and up to $7,500,000 of Revolving Credit Loans on the Original Closing Date, (e) the consummation of any other transactions in connection with the foregoing, (f) the Original Closing Date Debt Prepayment, and (g) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Original Closing Date Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Borrower or any Restricted Subsidiary in connection with the Original Close Date Transaction, including any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to or with respect to any management equity plan or stock option plan or any other management or employee benefit plan or any stock subscription or shareholder agreement, the Original Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

“Original Closing Date Unaudited Financial Statements” has the meaning specified in Section 4.01A(f).

“Original Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Original Lenders” has the meaning specified in the preliminary statements hereto.

“Original Maturity Revolving Credit Borrowing” means a borrowing consisting of simultaneous Original Maturity Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Original Maturity Revolving Credit Lenders pursuant to Section 2.01(b).

“Original Maturity Revolving Credit Commitment” means, as to each Original Maturity Revolving Credit Lender, its obligation to (a) make Original Maturity Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) to the Second Amendment Agreement under the caption “Existing Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including pursuant to a Revolving Commitment Increase.

“Original Maturity Revolving Credit Exposure” means, as to each Original Maturity Revolving Credit Lender, the sum of the outstanding principal amount of such Original Maturity Revolving Credit Lender’s Original Maturity Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“Original Maturity Revolving Credit Facility” means, at any time, the aggregate amount of the Original Maturity Revolving Credit Lenders’ Original Maturity Revolving Credit Commitments at such time.

“Original Maturity Revolving Credit Lender” means, at any time, any Lender that has an Original Maturity Revolving Credit Commitment at such time.

“Original Maturity Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Original Subsidiary Guarantor” means any “Guarantor” under the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Original Term Commitment” means, as to each Original Term Lender, its obligation to make an Original Term Loan to the Borrower pursuant to Section 2.01(a)(i) of the

Original Credit Agreement in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Original Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with the Original Credit Agreement. The initial aggregate amount of the Original Term Commitments was $245,000,000.

“Original Term Lender” means, at any time, any Lender that has an Original Term Commitment or an Original Term Loan at such time.

“Original Term Loans” means a Loan made pursuant to Section 2.01(a) of the Original Credit Agreement.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, the Federal Funds Rate.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning specified in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means a certificate in the form of Exhibit K-1 to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit K-2 to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date or any other form approved by the Collateral Agent.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Capital Expenditure Amount” has the meaning specified in Section 7.16(b).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings (including contributions to the capital of Holdings) to the extent permitted hereunder.

“Permitted Holdco Debt” means any unsecured Indebtedness of Holdings that (A) is not subject to any Guarantee by the Borrower or any Restricted Subsidiary, (B) will not mature prior to the date that is ninety-one (91) days after February 6, 2013; provided that any incurrence of Permitted Holdco Debt after the Second Restatement Effective Date shall not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date of any Loan outstanding at the time of incurrence of such Indebtedness, (C) has no scheduled amortization of principal prior to the date that is ninety-one (91) days after February 6, 2013; provided that any incurrence of Permitted Holdco Debt after the Second Restatement Effective Date shall not have scheduled amortization of principal prior to the date that is ninety-one (91) days after the Latest Maturity Date of any Loan outstanding at the time of incurrence of such Indebtedness, (D) does not permit any payments in cash of interest or other amounts in respect of the principal thereof for at least four (4) years from the date of issuance or incurrence thereof (other than optional redemption provisions customary for senior discount notes), and (E) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in the Senior Subordinated Notes Indenture taken as a whole (other than provisions customary for senior discount notes of a holding company) (it being understood that the Holdings Loans, pursuant to the Holdings Loan Documents in effect on the Second Restatement Effective Date, together with any Permitted Refinancing thereof that is otherwise satisfied by the requirements of this definition, satisfy all such criteria, notwithstanding any mandatory prepayment obligations under Section 2.04(c) of the Holdings Loan Agreement or any mandatory prepayment obligation in the documentation for any Permitted Refinancing thereof which is substantially similar to the mandatory prepayment obligations under Section 2.04(c) of the Holdings Loan Agreement).

“Permitted Holders” means the Equity Investors other than the Management Stockholders to the extent that the amount of the outstanding voting stock of Holdings owned beneficially or of record by such Management Stockholders in the aggregate at any time exceeds ten percent (10%) of the total amount of the outstanding voting stock of Holdings at such time.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon (including tender premiums) plus other reasonable amount paid, and fees and expenses (including upfront fees and original issue discount) reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Permitted Refinancing), (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b), 7.03(t) or 7.13 or is otherwise Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) Indebtedness of a Subsidiary that is not a Guarantor shall not refinance Indebtedness of the Borrower or a Guarantor, (iii) Indebtedness of the Borrower or a Restricted Subsidiary shall not refinance Indebtedness of an Unrestricted Subsidiary, (iv) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a Responsible Officer shall deliver a certificate to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement and (v) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) in the case of any Permitted Refinancing in respect of the Indebtedness under any New Senior Secured Notes, such Permitted Refinancing complies with the requirements set forth in the proviso to the definition of “New Senior Secured Notes” (other than clause (e) thereof) and (f) in the case of a “Permitted Refinancing” of Permitted Unsecured Debt, such Indebtedness meets the requirements of the definition of “Permitted Unsecured Debt” (other than clause (vi) thereof).

“Permitted Unsecured Debt” means unsecured Indebtedness incurred by the Borrower in the form of term loans or one or more series of senior unsecured notes; provided that (i) such Indebtedness does not mature prior to the date that is ninety-one (91) days after the

Latest Maturity Date of any Loan outstanding at the time such Indebtedness is incurred, (ii) the terms of such loans or notes do not provide for any scheduled amortization, repayment of principal, mandatory redemption, redemption or repayment at the option of the holder thereof or sinking fund obligations prior to the date that is ninety-one (91) days after the Latest Maturity Date of any Loan outstanding at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (iii) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors, (iv) such Indebtedness is not secured by any Lien on any property or assets of the Borrower or any Subsidiary, (v) there shall be no financial maintenance covenants contained therein, (vi) the Borrower prepays Loans with the Net Cash Proceeds therefrom in compliance with Section 2.05(b)(iv) and (vii) the Borrower shall be the issuer in respect thereof. Permitted Unsecured Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or any acquisition consummated prior to the Original Closing Date, the period beginning on the date such Permitted Acquisition or such other acquisition consummated prior to the Original Closing Date is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or such other acquisition consummated prior to the Original Closing Date is consummated.

“Potential Defaulting Lender” means, at any time, a Lender (i) as to which the Administrative Agent has notified the Borrower that an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of such Lender or any financial institution affiliate of such Lender, (ii) as to which the Administrative Agent, the L/C Issuer or the Swing Loan Lender has in good faith determined and notified the Borrower and (in the case of the L/C Issuer or the Swing Line Lender) the Administrative Agent that such Lender or its Parent Company thereof has notified the Administrative Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement or (iii) that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination that a Lender is a Potential Defaulting Lender under any of clauses (i) through (iii) above will be made by the Administrative Agent or, in the case of clause (ii), the L/C Issuer or the Swing Loan Lender, as the case may be, in its sole discretion acting in good faith. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith to be achievable in the Post-Acquisition Period as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings net of (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Restricted Subsidiaries; provided that it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings (including any actually realized cost savings) permitted by this sentence will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made (such Pro Forma Adjustment as specified in a certificate executed by a Responsible Officer and delivered to the Administrative Agent for distribution to the Lenders) and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in or assets of any Subsidiary of the Borrower or any division, business unit, line of business or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i)(x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projects” means construction, improvement or expansion of a substance abuse, addiction disease or behavioral disorder treatment facility that constitutes a facility substantially separate and distinct from any other facility of the Borrower and its Restricted Subsidiaries that exists at the Original Closing Date.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Quarterly Amortization Amount” has the meaning specified in Section 2.07(a).

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender, and (d) each Lender that agrees to provide any portion of Refinancing Term Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Series” shall mean all Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and amortization schedule.

“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Lenders” means, at any time, any Lender that has a Refinancing Term Commitment of a given Refinancing Series or a Refinancing Term Loan of a given Refinancing Series at such time.

“Refinancing Term Loans” means one or more term loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning specified in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating in, into, onto or through the environment.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (1) any prepayment of the Term B-3 Loans with the proceeds of, or any conversion of Term B-3 Loans into, any new or replacement tranche of Indebtedness of the Borrower or any of the Restricted Subsidiaries (including, without limitation, any new or additional term loans under this Agreement (including Refinancing Term Loans), but excluding any New Senior Secured Notes or Permitted Unsecured Debt in the form of senior unsecured notes) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement and is incurred for the primary purpose of prepaying or replacing the Term B-3 Loans with Indebtedness having an “effective” yield for the respective Type of such Indebtedness that is less than the “effective” yield for Term B-3 Loans of the respective Type (with the comparative determinations to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fees or “original issue discount” (with any such upfront fees or “original issue discount” being equated to interest rate assuming a 4-year life to maturity), in each case, shared with all lenders or holders of such Indebtedness or Term B-3 Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such Indebtedness or Term B-3 Loans, as the case may be, and without taking into account any fluctuations in the Eurocurrency Rate (or comparable rate) or (2) any amendment to the Term B-3 Loans the primary purpose of which is to reduce the Applicable Rate for Term B-3 Loans. Any such determination by the Administrative Agent as contemplated by preceding clauses (1) and (2) shall be conclusive and binding on all Lenders holding Term B-3 Loans absent manifest error.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Guarantors” means Holdings and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments, as such aggregate Term Commitments and aggregate Revolving Credit Commitments may be increased pursuant to Incremental Term Loans or Revolving Commitment Increases; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Original Closing Date, the Restatement Effective Date, the Second Restatement Effective Date or the Third Restatement Effective Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means November 17, 2006.

“Restatement Effective Date Audited Financial Statements” means (a) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of each of December 31, 2005, 2004 and 2003, and the related audited consolidated statements of income, stockholders’ equity and cash flows for the Borrower and its Subsidiaries for the fiscal years ended December 31, 2005, 2004 and 2003, respectively; and (b) the audited consolidated balance sheets of Aspen and its Subsidiaries as of each of December 31, 2005, 2004, and 2003, and the related audited consolidated statements of income and cash flows for Aspen and its Subsidiaries for the fiscal years ended December 31, 2005, 2004, 2003, respectively.

“Restatement Effective Date Material Adverse Change” means any change, effect, event, occurrence, state of facts or development that (1) is materially adverse to the business, operations, assets, results of operations or financial condition of Aspen and its Subsidiaries taken as a whole or (2) prevents or materially impedes, interferes with, hinders or delays beyond December 15, 2006 the consummation by Aspen of the Aspen Acquisition or the other transactions contemplated by the Aspen Acquisition Agreement; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following, with the exception of (a), shall be taken into account in determining whether there has been or will be, a Restatement Effective Date Material Adverse Change; (a) any failure by Aspen or its Subsidiaries to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of the Aspen Acquisition Agreement; (b) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable the announcement or pendency of the transactions contemplated by the Aspen Acquisition Agreement; (c) to the extent that they do not have a materially disproportionate effect on Aspen and its Subsidiaries taken as a whole, any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting (i) the industry(ies) in which Aspen or its Subsidiaries operate, (ii) the U.S. securities or financial markets, (iii) the U.S. economy as a whole, or (iv) the economy of any foreign country as a whole; or (d) any adverse change, effect, event, occurrence, state of facts or development resulting from (i) the taking of any action required by the Aspen Acquisition Agreement, (ii) any change in accounting principles or any change in applicable laws, rules or regulations or the interpretation or enforcement thereof, (iii) something attributable to the acts or omissions of the Borrower, (iv) the acts or omissions of, or on behalf of, the Borrower or (v) to the extent that they do not have a materially disproportionate effect on Aspen and its Subsidiaries taken as a whole, acts of war, terrorism, or other conflict.

“Restatement Effective Date Pro Forma Balance Sheet” has the meaning specified in Section 5.05(a)(iii).

“Restatement Effective Date Pro Forma Financial Statements” has the meaning specified in Section 5.05(a)(iii).

“Restatement Effective Date Unaudited Financial Statements” has the meaning specified in Section 4.01B(d).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolver Extension Request” has the meaning provided in Section 2.16(b).

“Revolver Extension Series” has the meaning provided in Section 2.16(b).

“Revolving Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(a).

“Revolving Credit Borrowing” means any Original Maturity Revolving Credit Borrowing or any Extended Maturity Revolving Credit Borrowing, as applicable.

“Revolving Credit Commitment” means any Original Maturity Revolving Credit Commitment or any Extended Maturity Revolving Credit Commitment, as applicable.

“Revolving Credit Exposure” means, any Original Maturity Revolving Credit Exposure or any Extended Maturity Revolving Credit Exposure, as applicable.

“Revolving Credit Facility” means, any Original Maturity Revolving Credit Facility or any Extended Maturity Revolving Credit Facility, as applicable.

“Revolving Credit Lender” means, any Original Maturity Revolving Credit Lender or any Extended Maturity Revolving Credit Lender, as applicable.

“Revolving Credit Loan” means any Original Maturity Revolving Credit Loans or any Extended Maturity Revolving Credit Loans, as applicable.

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit G or H, as applicable, to the Second Amendment Agreement (with such modifications thereto as may be necessary to reflect different Classes of Revolving Credit Loans), evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans of a given Class made by such Revolving Credit Lender.

“Rollover Amount” has the meaning specified in Section 7.16(b).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Agreement” means the Second Amendment Agreement dated as of the Second Restatement Effective Date among Holdings, the Borrower, the Administrative Agent and certain Lenders party thereto.

“Second Lien Intercreditor Agreement” means a second lien intercreditor agreement between the Administrative Agent and one or more Senior Representatives representing holders of each series of New Senior Secured Notes, that are secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations, substantially in the form of Exhibit D to the Second Amendment Agreement, with such changes made prior to such intercreditor agreement’s effectiveness that are reasonably satisfactory to the Administrative Agent and are not materially adverse to the Lenders, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Second Restatement Arrangers” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each in its capacity as a Joint Lead Arranger under the Original Credit Agreement as in effect on the Second Restatement Effective Date.

“Second Restatement Effective Date” means January 20, 2011.

“Second Restatement Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Borrower or any Restricted Subsidiary in connection with the transaction contemplated by the Second Amendment Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article 7 that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Obligations” means (a) the Obligations, (b) the due and punctual payment and performance of all obligations of the Borrower and the other Loan Parties under each Secured Hedge Agreement entered into with any counterparty that is a Secured Party and (c) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the holders of Cash Management Obligations, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date, together with each security agreement supplement executed and delivered pursuant to Section 4.01B or Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Seller Notes” means, collectively, the following promissory notes issued or to be issued by certain Subsidiaries of Aspen: (1) up to $7.8 million aggregate principal amount outstanding of (a) Promissory Note, dated October 27, 2006, by Texas Excel Academy, Inc. issued in favor of Step-by-Step, Ltd., (b) Promissory Note, dated November 1, 2003, by Cedars Acquisition, LLC issued in favor of The Cedars Academy, Ltd., (c) Promissory Note (Earn-out), dated January 19, 2004, by Copper Canyon Academy, LLC (f/k/a AZ Acquisition, LLC) issued in favor of Prince Family, Inc. (f/k/a Copper Canyon Academy, Inc.), (d) Promissory Note, dated April 26, 2004, by Outback Therapeutic Expeditions, LLC issued in favor of Walkabout Treatment Program, LLC, (e) Promissory Note, dated July 1, 2004, by New Leaf Academy, Inc.

issued in favor of Program Design Concepts, Inc., (f) Promissory Note by Texas Excel Academy, Inc. issued in favor of Step-by-Step, Ltd., (g) Promissory Note by Island View Residential Treatment Center, LLC and Oakley School, LLC, dated as of November 19, 2004, issued to the prior owners of such programs, (h) Promissory Note, dated as of December 1, 2005, by Wilderness Therapy Programs, Inc. issued to the prior owners of such program and (i) Promissory Note, dated September 6, 2006, by New Leaf Academy, Inc. issued in favor of Program Design Concepts, Inc., and (2) notes and earnout obligations representing up to $8.9 million of Indebtedness in respect of obligations under the Asset Purchase Agreement dated November 1, 2002 by and among AZ Acquisition, LLC, Copper Canyon Academy, Inc. and certain Shareholders party thereto.

“Senior Representative” means, with respect to any series of New Senior Secured Notes, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Subordinated Notes” means $200,000,000 in aggregate principal amount of the Borrower’s 10.75% senior subordinated notes due 2016.

“Senior Subordinated Notes Documentation” means the Senior Subordinated Notes, and all documents executed and delivered with respect to the Senior Subordinated Notes, including the Senior Subordinated Notes Indenture.

“Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of February 6, 2006.

“Social Security Act” means the Social Security Act of 1965 as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Transaction” means, with respect to any period, any Investment, Disposition of all or substantially all of the Equity Interests in or assets of any Restricted Subsidiary of the Borrower or any division, business unit, line of business or facility used for the operations of Borrower or any of its Restricted Subsidiaries, incurrence or repayment of Indebtedness, Restricted Payment, designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any asset classified as discontinued operations by the Borrower or any Restricted Subsidiary, Incremental Term Loan or Revolving Commitment Increase that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor” means Bain Capital Partners VIII, L.P. and its Affiliates.

“Sponsor Management Agreement” means the Management Agreement among CRCA Holdings, Inc., Holdings, CRCA Merger Corporation and Bain Capital Partners, LLC.

“Sponsor Termination Fees” means the one-time payment under the Sponsor Management Agreement of a termination fee to the Sponsor and its Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.

“Successor Company” has the meaning specified in Section 7.04(d).

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located and sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Sections 4.01A(j) and 6.13(b) or (b) otherwise reasonably acceptable to the Collateral Agent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Citibank, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Syndication Agent” means JPMorgan Chase Bank, N.A., as Syndication Agent under the Original Credit Agreement.

“Taxes” has the meaning specified in Section 3.01(a).

“Term B-1 Loan” means Existing Term Loans that were reclassified as “Term B-1 Loans” pursuant to the Second Amendment Agreement on the Second Restatement Effective Date.

“Term B-2 Lender” means, at any time, any Lender that has a Term B-2 Loan at such time.

“Term B-2 Loan” means Existing Term Loans that have been reclassified as “Term B-2 Loans” pursuant to the Second Amendment Agreement on the Second Restatement Effective Date.

“Term B-2 Note” means a promissory note of the Borrower payable to any Term B-2 Lender or its registered assigns, in substantially the form of Exhibit F to the Second Amendment Agreement, evidencing the aggregate Indebtedness of the Borrower to such Term B-2 Lender resulting from the Term B-2 Loans made by such Term B-2 Lender.

“Term B-3 Lender” means, at any time, any Lender that has a Term B-3 Loan at such time.

“Term B-3 Loan” means a Loan made pursuant to Section 2.01(a)(v).

“Term B-3 Note” means a promissory note of the Borrower payable to any Term B-3 Lender or its registered assigns, in substantially the form of Exhibit D to the Third Amendment Agreement, evidencing the aggregate Indebtedness of the Borrower to such Term B-3 Lender resulting from the Term B-3 Loans made by such Term B-3 Lender.

“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and Class and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to this Agreement.

“Term Commitment” means any Refinancing Term Commitment or Extended Term Commitment, as applicable.

“Term Lender” means any Term B-2 Lender, Term B-3 Lender, Refinancing Term Lender or Extending Term Lender, as applicable.

“Term Loan” means any Term B-2 Loan, Term B-3 Loan, Refinancing Term Loan, or Extended Term Loan, as applicable.

“Term Loan Extension Request” has the meaning provided in Section 2.16(a).

“Term Loan Extension Series” has the meaning provided in Section 2.16(a).

“Term Loan Refinancing” has the meaning specified in the preliminary statements hereto.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit E or F to the Second Amendment Agreement or Exhibit D to the Third Amendment Agreement, as applicable, (with such modifications thereto as may be necessary to reflect different Classes of Loans), evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans of a given Class made by such Term Lender.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

“Third Amendment Agreement” means the Third Amendment Agreement dated as of the Third Restatement Effective Date among Holdings, the Borrower, the Administrative Agent and certain Lenders party thereto.

“Third Restatement Arranger” means Citigroup Global Markets Inc. in its capacity as the Lead Arranger under this Agreement.

“Third Restatement Effective Date” means the date on which this Agreement becomes effective pursuant to Section 4.04.

“Third Restatement Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Borrower or any Restricted Subsidiary in connection with the transaction contemplated by the Third Amendment Agreement.

“Threshold Amount” means $10,000,000.

“Total Assets” means, as at any date of determination, the aggregate stated balance sheet amount of all assets of the Borrower and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means the Original Closing Date Transaction and the Aspen Transaction.

“Treatment Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased, managed or operated by the Borrower or any Subsidiary.

“TRICARE” means the United States Department of Defense health care program for service families (including TRICARE Prime, TRICARE Extra and TRICARE Standard), and any successor or predecessor thereof.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” means the Original Closing Date Unaudited Financial Statements and the Restatement Effective Date Unaudited Financial Statements.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“unreallocated portion” has the meaning specified in Section 2.17(a)(ii).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01A to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date and (ii) any Subsidiary of the Borrower designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Original Closing Date.

“U.S. Lender” has the meaning specified in Section 3.01(f).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction (including, without limitation, the Aspen Acquisition) occurs, the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis; provided that the Pro Forma Adjustments may only be taken into account for purposes of the definition of “Permitted Acquisition,” determining compliance with Sections 7.02, 7.03, 7.04 and 7.11 and determining whether the condition in clause (ii) to the proviso of Section 2.14(a) has been satisfied.

SECTION 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08. Cumulative Growth Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Growth Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

SECTION 1.09. Effect of This Agreement on the Original Credit Agreement and the Other Loan Documents. Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 4.04, this Agreement shall be binding on the Borrower, the Agents, the Lenders and the other parties hereto and the provisions of the Original Credit Agreement shall be replaced by the provisions of this Agreement; provided that (i) all Loans (other than Loans being repaid), Letters of Credit or other Credit Extensions outstanding under the Original Credit Agreement shall continue as Loans, Letters of Credit or other Credit Extensions, as applicable, under this Agreement (and, in the case of Eurocurrency Loans, with the same Interest Periods as were applicable to such Eurocurrency Loans immediately prior to the Third Restatement Effective Date), (ii) all amounts owing by the Borrower under the Original Credit Agreement to any Person in respect of accrued and unpaid interest and fees on the Loans (other than Loans being repaid), Commitments and Letters of Credit shall continue to be due and owing on such Loans, Commitments and Letters of Credit under this Agreement and (iii) any Person entitled to the benefits of Article III or Section 10.05 of the Original Credit Agreement shall continue to be entitled to the benefits of the corresponding provisions of this Agreement. Upon the effectiveness of this Agreement in accordance with Section 4.04, each Loan Document that was in effect immediately prior to the Third Restatement Effective Date shall continue to be effective and, unless the context otherwise requires, any reference to the Original Credit Agreement contained therein shall be deemed to refer to this Agreement.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01. The Loans.

(a) The Term Borrowings. (i) On the Original Closing Date, each Original Term Lender made to the Borrower a single loan denominated in Dollars in an amount equal to such Original Term Lender’s Original Term Commitment on the Original Closing Date.

(ii) On the Restatement Effective Date, each New Term Lender made to the Borrower a single loan denominated in Dollars in an amount equal to such New Term Lender’s New Term Commitment on the Restatement Effective Date.

(iii) On the Second Restatement Effective Date, in accordance with, and upon the terms and conditions set forth in, the Second Amendment Agreement (a) the Existing Term Loans of each Extending Term Lender (as defined in the Second Amendment Agreement) outstanding on such date were continued under the Original Credit Agreement and reclassified as Term B-2 Loans of such Lender in the principal amount set forth as the “Extended Amount” on its signature page to the Second Amendment Agreement and (b) the Existing Term Loans of each Non-Extending Term Lender (as defined in the Second Amendment Agreement) and the Existing Term Loans (if any) of each Extending Term Lender not reclassified as Term B-2 Loans pursuant to clause (a) above were continued under the Original Credit Agreement and reclassified on such date as Term B-1 Loans of such Lender.

(iv) On and after the Second Restatement Effective Date, all Term B-2 Loans ranked pari passu in right of payment and security with, and otherwise had the same terms, rights and benefits as, the Term B-1 Loans outstanding immediately prior to the Second Restatement Effective Date under the Loan Documents, except as expressly provided in the Original Credit Agreement.

(v) On the Third Restatement Effective Date, in accordance with, and upon the terms and conditions set forth in, the Third Amendment Agreement, each Term B-3 Lender made to the Borrower a Term B-3 Loan in the amount set forth on the signature page to the Lender Addendum (as defined in the Third Amendment Agreement) on the Third Restatement Effective Date.

(vi) On and after the Third Restatement Effective Date, all Term B-3 Loans shall rank pari passu in right of payment and security with, and otherwise have the same terms, rights and benefits as, the Term B-2 Loans outstanding immediately prior to the Third Restatement Effective Date under the Loan Documents, except as expressly provided herein.

(vii) Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. On the Second Restatement Effective Date, in accordance with, and upon the terms and conditions set forth in, the Second Amendment Agreement, (a) the Existing Revolving Credit Commitment of each Original Maturity Revolving Credit Lender outstanding on such date shall continue hereunder and be reclassified as an Original Maturity Revolving Credit Commitment on such date in an amount as set forth on Schedule 2.01(b) of the Second Amendment Agreement and (b) the Existing Revolving Credit Commitment of each Extended Maturity Revolving Credit Lender outstanding on such date shall continue hereunder and be reclassified as an Extended Maturity Revolving Credit Commitment on such date in an amount as set forth on Schedule 2.01(b) of the Second Amendment Agreement. Subject to the terms and conditions set forth herein (i) each Original Maturity Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower pursuant to Section 2.02 (each such loan, an “Original Maturity Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date of the Original Maturity Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Original Maturity Revolving Credit Commitment; provided that after giving effect to any Original Maturity Revolving Credit Borrowing, (i) the aggregate Outstanding Amount of the Original Maturity Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations in respect of such Lender’s Original Maturity Revolving Credit Commitments, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans in respect of such Lender’s Original Maturity Revolving Credit Commitments shall not exceed such Lender’s Original Maturity Revolving Credit Commitment. Subject to the terms and conditions set forth herein (i) each Extended Maturity Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower pursuant to Section 2.02 (each such loan, a “Extended Maturity Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date of the Extended Maturity Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Extended Maturity Revolving Credit Commitment; provided that after giving effect to any Extended Maturity Revolving Credit Borrowing, (i) the aggregate Outstanding Amount of the Extended Maturity Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations in respect of such Lender’s Extended Maturity Revolving Credit Commitments, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans in respect of such Lender’s Extended Maturity Revolving Credit Commitments shall not exceed such Lender’s Extended Maturity Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and re-borrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. From the Second Restatement Effective Date until the Maturity Date of the Original Maturity Revolving Credit Facility, all Revolving Credit Loans shall be made on a pro rata basis between the Original Maturity Revolving Credit Facility and the Extended Maturity Revolving Credit Facility; provided that any Revolving Credit Borrowings to be made within 20 Business Days of the Maturity Date of the Original Maturity Revolving Credit Facility shall be, at Borrower’s option, (x) on a pro rata basis between the Original Maturity Revolving Credit Facility and the Extended Maturity Revolving Credit Facility or (y) Extended Maturity Revolving Credit Borrowings. Any Existing Revolving Credit Loans outstanding on the Second Restatement Effective Date shall be continued as Revolving Credit Loans hereunder; provided that (x) the Existing Revolving Credit Loans of each Original Maturity

Revolving Credit Lender will be reclassified as “Original Maturity Revolving Credit Loans” and (y) the Existing Revolving Credit Loans of each Extended Maturity Revolving Credit Lender will be reclassified as “Extended Maturity Revolving Credit Loans”. The Existing Revolving Credit Loans of any Existing Revolving Credit Lender having both an Original Maturity Revolving Credit Commitment and an Extended Maturity Revolving Credit Commitment on the Second Restatement Effective Date shall be so reclassified as Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans, respectively, in proportion to the relative amounts of such Existing Revolving Credit Lender’s Original Maturity Revolving Credit Commitment and Extended Maturity Revolving Credit Commitment, respectively.

(c) Special Provisions Relating to Reclassifications of Existing Term Loans into Term B-1 Loans and Term B-2 Loans. (i) Notwithstanding anything to the contrary in this Agreement:

(A) on the Second Restatement Effective Date, (i) Term B-1 Loans and Term B-2 Loans were deemed made as Eurocurrency Rate Loans in an amount equal to the principal amount of the Existing Term Loans reclassified as Term B-1 Loans and Term B-2 Loans, respectively, pursuant to Section 2.01(a)(iii) that were outstanding as Eurocurrency Rate Loans at the time of reclassification (such Term B-1 Loans and Term B-2 Loans corresponding in amount to the Existing Term Loans so reclassified of a given Interest Period), (ii) Interest Periods for the Term B-1 Loans and Term B-2 Loans described in clause (i) above were set to end on the same dates as the Interest Periods applicable to the corresponding Existing Term Loans described in clause (i) above, and the Eurocurrency Rates applicable to such Term B-1 Loans and Term B-2 Loans during such Interest Periods were the same as those applicable to the Existing Term Loans so reclassified, and (iii) Term B-1 Loans and Term B-2 Loans were deemed made as Base Rate Loans in amount equal to the principal amount of Existing Term Loans reclassified as Term B-1 Loans and Term B-2 Loans, respectively, pursuant to Section 2.01(a)(iii) that were outstanding as Base Rate Loans at the time of conversion;

(B) each Term B-1 Loan and Term B-2 Loan was entitled to all accrued and unpaid interest with respect to the Existing Term Loan from which such Term B-1 Loan and Term B-2 Loan, respectively, was reclassified up to but excluding the Second Restatement Effective Date; and

(C) no reclassification of outstanding Existing Term Loans as Term B-1 Loans or Term B-2 Loans pursuant to Section 2.01(a)(iii) constituted a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(ii) On and after the Second Restatement Effective Date, each Term B-1 Lender and Term B-2 Lender holding a Term Note became entitled to surrender such Term Note to the Borrower against delivery of a new Note completed in conformity with Section 2.11 evidencing the Term B-1 Loans and Term B-2 Loans, as applicable, into which the Existing Term Loans of such Lender were reclassified on the Second Restatement Effective Date; provided that if any such Term Note is not so surrendered, then from and after the Second Restatement Effective Date such Note shall be deemed to evidence the Term B-1 Loans or Term B-2 Loans, as applicable, into which the Existing Term Loans theretofore evidenced by such Note have been reclassified.

(iii) No costs were payable under Section 3.05 in connection with transactions consummated under this Section 2.01(c).

(d) Special Provisions Relating to Reclassifications of Existing Revolving Credit Loans into Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans. (i) Notwithstanding anything to the contrary in this Agreement:

(A) on the Second Restatement Effective Date, (i) Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans were deemed made as Eurocurrency Rate Loans in an amount equal to the principal amount of the Existing Revolving Credit Loans reclassified as Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans, as applicable, pursuant to Section 2.01(b) that were outstanding as Eurocurrency Rate Loans at the time of reclassification (such Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans corresponding in amount to the Existing Revolving Credit Loans so converted of a given Interest Period), (ii) Interest Periods for the Original Maturity Revolving Credit Loans and the Extended Maturity Revolving Credit Loans described in clause (i) above were set to end on the same dates as the Interest Periods applicable to the corresponding Existing Revolving Credit Loans described in clause (i) above, and the Eurocurrency Rates applicable to such Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans during such Interest Periods were the same as those applicable to the Existing Revolving Credit Loans so reclassified, and (iii) Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans were deemed made as Base Rate Loans in amount equal to the principal amount of Original Maturity Revolving Credit Loans and Existing Revolving Credit Loans reclassified into Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans, respectively, pursuant to Section 2.01(b) that were outstanding as Base Rate Loans at the time of conversion; and

(B) each Original Maturity Revolving Credit Loan and Extended Maturity Revolving Credit Loan was entitled to all accrued and unpaid interest with respect to the Existing Revolving Credit Loan from which such Original Maturity Revolving Credit Loan and Extended Maturity Revolving Credit Loan, as applicable, was reclassified up to but excluding the Second Restatement Effective Date.

(ii) On and after the Second Restatement Effective Date, each Original Maturity Revolving Credit Lender and Extending Maturity Revolving Credit Lender holding a Revolving Credit Note became entitled to surrender such Revolving Credit Note to the Borrower against delivery of a new Note completed in conformity with Section 2.11 evidencing the Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans, respectively, into which the Existing Revolving Credit Loans of such Lender were reclassfied on the Second Restatement Effective Date; provided that if any such Revolving Credit Note is not so surrendered, then from and after the Second Restatement Effective Date such Note shall be deemed to evidence the Original Maturity Revolving Credit Loans or Extended Maturity Revolving Credit Loans, as applicable, into which the Existing Revolving Credit Loans theretofore evidenced by such Note have been converted.

(iii) No costs were payable under Section 3.05 in connection with transactions consummated under this Section 2.01(d).

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Irrevocable notice of each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans of a given Class from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be given by the Borrower to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time) (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) the Class of Borrowing (it being understood that Original Term Loan Borrowings shall only be available on the Original Closing Date, New Term Loans shall only be available on the Restatement Effective Date and Term B-3 Loans shall only be available on the Third Restatement Effective Date), a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of

Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, (i) if such Borrowing is the initial Credit Extension on the Original Closing Date, Section 4.01A or (ii) if such Borrowing is the Credit Extension of New Term Loans on the Restatement Effective Date, Section 4.01B), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to any Revolving Credit Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Citibank prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans of a given Class from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans of a given Class as the same Type, there shall not be more than fifteen (15) Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to a Refinancing Amendment or Extension Amendment (including for New Revolving Credit Commitments), the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) New Term Loans borrowed on the Restatement Effective Date shall only initially be either (A) Base Rate Loans or (B) Eurocurrency Loans with an Interest Period or series of Interest Periods ending on the same day as the Interest Period with respect to the Original Term Loans.

SECTION 2.03. Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Original Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(E) such Letter of Credit is in an initial amount less than $100,000; or

(F) any Revolving Credit Lender is a Defaulting Lender, unless the L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the L/C Issuer’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by cash collateralizing, reallocating such Defaulting Lender’s participation in Letters of Credit to a Non-Defaulting Lender pursuant to Section 2.17(a), or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the L/C Issuer to support, each such Defaulting Lender’s Pro Rata Share of any Unreimbursed Amount.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) On the Second Restatement Effective Date, the participations in any outstanding Letters of Credit shall be reallocated so that after giving effect thereto the Extended Maturity Revolving Credit Lenders and the Original Maturity Revolving Credit Lenders shall share ratably in the Revolving Credit Exposures in accordance with the aggregate Revolving Credit Commitments (including both the Original Maturity Revolving Credit Commitments and the Extended Maturity Revolving Credit Commitments from time to time in effect). Thereafter, until the Maturity Date of the Original Maturity Revolving Credit Facility, the participations in any new Letters of Credit shall be allocated in accordance with the aggregate Revolving Credit Commitments (including both the Original Maturity Revolving Credit Commitments and the Extended Maturity Revolving Credit Commitments); provided that, notwithstanding the foregoing, participations in any new Letters of Credit that have an expiry date after the Original Revolving Credit Maturity Date shall be allocated to the Extended Maturity Revolving Credit Lenders ratably in accordance with their Extended Maturity Revolving Credit Commitments. On the Maturity Date of the Original Maturity Revolving Credit Facility, the participations in the outstanding Letters of Credit of the Original Maturity Revolving Credit Lenders shall be reallocated to the Extended Maturity Revolving Credit Lenders ratably in accordance with their Extended Maturity Revolving Credit Commitments but in any case, only to the extent the sum of the participations in the outstanding Letters of Credit of the Original Maturity Revolving Credit Lenders and Extended Maturity Revolving Credit Lenders does not exceed the total Extended Maturity Revolving Credit Commitments.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected as a result of the limitations set forth herein, the Borrower shall within five

Business Days following notice by the Administrative Agent, either (x) cash collateralize such Original Maturity Revolving Credit Lender’s participations in the outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to clause (iv) above) or (y) backstop such Original Maturity Revolving Credit Lender’s participations in the Letters of Credit (after giving effect to any partial reallocation pursuant to clause (iv) above) with a letter of credit reasonably satisfactory to the L/C Issuer, in each case, for so long as any Letters of Credit are outstanding.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof (determined after giving effect to Section 2.03(a)(iv)). In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount (determined after giving effect to Section 2.03(a)(iv)) not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of

Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) (but not L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (iv) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m., New York City time, on (x) in the case of the immediately preceding clauses (i) through (iii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iv), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at Citibank and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Citibank as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender for the applicable Facility in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Letter of Credit fees times the daily maximum amount then available to be drawn under such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in

Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

SECTION 2.04. Swing Line Loans.

(a) The Swing Line. (i) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Original Closing Date) until the Maturity Date for the Extended Maturity Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of the applicable Facility of any Lender, plus such Lender’s Pro Rata Share of the applicable Facility of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans in respect of such Facility shall not exceed such Lender’s Revolving Credit Commitment under such Facility then in effect; provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Notwithstanding the foregoing, the Swing Line Lender shall not be obligated to make Swing Line Loans if a Revolving Credit Lender is a Defaulting Lender to the extent such Defaulting Lender’s participation in Swing Line Loans cannot be reallocated to Non-Defaulting Lenders pursuant to Section 2.17(a).

(ii) From the Second Restatement Effective Date to the Maturity Date of the Original Maturity Revolving Credit Facility, participations in Swing Line Loans shall be allocated in accordance with the aggregate Revolving Credit Commitment (including both the Original Maturity Revolving Credit Commitments and the Extended Maturity Revolving Credit Commitments); provided that, notwithstanding the foregoing, participations in any Swing Line Loans that are made on or after the fifth Business Day before the Original Revolving Credit Maturity Date shall be allocated to the Extended Maturity Revolving Credit Lenders ratably in accordance with their Extended Maturity Revolving Credit Commitments. On the Maturity Date of the Original Maturity Revolving Credit Facility, the Pro Rata Share of the Outstanding Amount of Swing Line Loans of each Original Maturity Revolving Credit Lender shall be reallocated to the Extended Maturity Revolving Credit Lenders ratably in accordance with their Extended Maturity Revolving Credit Commitments but in any case, only to the extent the sum of the Pro Rata Share of the Outstanding Amount of Swing Line Loans of the Original Maturity Revolving Credit Lenders and Extended Maturity Revolving Credit Lenders does not exceed the total Extended Maturity Revolving Credit Commitments. If the reallocation described in the preceding sentence cannot, or can only partially, be effected as a result of the limitations set forth herein, the Borrower shall within one Business Day, repay Swing Line Loans the participation interests in which cannot be reallocated to Extended Maturity Revolving Credit Lenders pursuant to the prior sentence.

(iii) Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and re-borrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share multiplied by the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding (determined after giving effect to Section 2.04(a)(ii)). Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice (determined after giving effect to Section 2.04(a)(ii)) available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.05. Prepayments.

(a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as provided in Section 2.05(d));

provided that (1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time) (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (4) each prepayment of Term Loans pursuant to this Section 2.05(a)(i) shall be pro rata among all Classes of Term Loans (based on the outstanding principal amounts of the respective Classes of Term Loans); provided, that at the request of the Borrower, in lieu of such application on a pro rata basis among all Classes of Term Loans, such prepayment may be applied to any Class of Term Loans so long as the Maturity Date of such Class of Term Loans (or such Classes of Term Loans) precedes the Maturity Date of each other Class of Term Loans then outstanding or, in the event more than one Class of Term Loans shall have an identical Maturity Date, to such Classes on a pro rata basis. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans of a given Class pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing in total of a Facility, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied as directed by the Borrower.

(b) Mandatory. (i) Excess Cash Flow. Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) and no later than the 95th day after the end of a Fiscal year, the Borrower shall cause to be prepaid an aggregate amount of Term Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2006) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that such percentage shall be reduced to 25% if the Total Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 4.0:1 but greater than 3.0:1. No payment of any Loans shall be required under this Section 2.05(b)(i) if the Total Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 3.00:1.

(ii) Disposition or Casualty Proceeds. (A) If (x) Holdings, the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05 (a), (b), (c), (d) (to the extent constituting a Disposition by any Restricted Subsidiary to a Loan Party), (e), (g), (h) or (i)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Holdings, the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing) and (2) solely in the case of any New Senior Secured Notes secured by a Lien on the Collateral on a pari passu basis with the Lien securing the Obligations, to the extent any New Senior Secured Notes Indenture requires the Borrower to prepay or make an offer to purchase such New Senior Secured Notes with such Net Cash Proceeds, the amount of prepayment required pursuant to this Section 2.05(b)(ii)(A) shall be deemed to be the amount equal to the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Term Loans and the denominator of which is the sum of the outstanding principal amount of such New Senior Secured Notes with respect to which such a requirement to prepay or make an offer to purchase exists and the outstanding principal amount of the Term Loans; provided further that the Borrower shall not be permitted to reinvest any such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B) below to the extent the Borrower applies any such Net Cash Proceeds to prepay or purchase such New Senior Secured Notes and if to the extent the Borrower makes any such prepayment or purchase of such New Senior Secured Notes, the Borrower shall prepay Term Loans in accordance with this paragraph within one (1) Business Day of such prepayment or purchase without giving effect to clause (1) of the proviso above);

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may, subject to Section 2.05(b)(ii)(A), reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within one hundred and eighty (180) days of the date of such legally binding commitment but in any event no earlier than the fifteenth month following receipt of such Net Cash Proceeds; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower (x) shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (y) shall not be required to apply such Net Cash Proceeds which have been previously applied to prepay Revolving Credit Loans to the prepayment of Term Loans until such time as the relevant investment period has expired and no Event of Default is continuing and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans or New Senior Secured Notes as set forth in this Section 2.05.

(iii) Certain Indebtedness. Subject to clause (iv) below, if Holdings, the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) New Senior Secured Notes, Permitted Unsecured Debt and Refinancing Term Loan Proceeds. If the Borrower incurs or issues any New Senior Secured Notes, Permitted Unsecured Debt or Refinancing Term Loans, the Borrower shall, substantially contemporaneously with such incurrence or issuance (and in no event more than five (5) Business Days following the date of such incurrence or issuance), prepay Term Loans in an aggregate principal amount equal to 100% of the Net Cash Proceeds of such incurrence or issuance. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under this Section 2.05(b)(iv) if such prepayment would have resulted from an issuance of New Senior Secured Notes, Permitted Unsecured Debt or Refinancing Term Loans, which incurrence or issuance shall not be consummated or shall otherwise be delayed. This Section 2.05(b)(iv) shall supersede anything to the contrary in Section 2.05(b)(iii).

(v) Revolving Credit Obligations. If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(vi) Application. The amount of each principal repayment of Term Loans made as required by this Section 2.05(b), within a Class of Term Loans, shall be applied to the installments due thereof within the next 24 months in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) and afterwards, pro rata to the remaining installments; provided that repayments of Term Loans required to be made by Section 2.05(b)(i) through (iv) shall be applied pro rata among all Classes of Term Loans (based on the outstanding principal amounts of the respective Classes of Term Loans); provided, further, that at the request of the Borrower, in lieu of such application on a pro rata basis among all Classes of Term Loans, such prepayment may be applied to any Class of Term Loans so long as the Maturity Date of such Class of Term Loans (or such Classes of Term Loans) precedes the Maturity Date of each other Class of Term Loans then outstanding or, in the event more than one Class of Term Loans shall have an identical Maturity Date, to such Classes on a pro rata basis.

(vii) Notice. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(c) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(c), prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(c). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(c).

(d) Prepayment Premium. If the Borrower (1) makes any prepayment of Term B-3 Loans constituting a Repricing Transaction or (2) effects any amendment to the terms of the Term B-3 Loans constituting a Repricing Transaction, in each case, prior to the first anniversary of the Third Restatement Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term B-3 Lender (including each Term B-3 Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.0% of (x) in the case of clause (1) above, the aggregate principal amount of all Term B-3 Loans prepaid in connection with such Repricing Transaction and (y) in the case of clause (2) above, the aggregate principal amount of all Term B-3 Loans outstanding on such date that are subject to an effective reduction of the Applicable Rate pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

SECTION 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess and (iv) on or prior to the Maturity Date for the Original Maturity Revolving Credit Commitments, any termination or reduction of Extended Maturity Revolving Credit Commitments must be accompanied by a corresponding termination or pro rata reduction of the Original Maturity Revolving Credit Commitments. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Class of Commitments if such termination would have resulted from a refinancing in total of a Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) [Reserved]

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 2.07. Repayment of Loans.

(a) Term Loans. (i) The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders on the last Business Day of each March, June, September and December, (x) commencing on the last Business Day of December 2006 until the last Business Day of December 2010, an aggregate amount equal to 0.25% of the aggregate amount of all Term Loans outstanding on the Restatement Effective Date (the “Quarterly Amortization Amount”), (y) commencing on the last Business Day of March 2011 until the last Business Day of December 2011, (1) to the Term B-1 Lenders, a percentage of the Quarterly Amortization Amount equal to the percentage of all outstanding Term Loans on the Second Restatement Effective Date constituting Term B-1 Loans, and (2) to the Term B-2 Lenders, a percentage of the

Quarterly Amortization Amount equal to the percentage of all outstanding Term Loans on the Second Restatement Effective Date constituting Term B-2 Loans, and (z) commencing on the last Business Day of March 2012, (1) to the Term B-2 Lenders, a percentage of the Quarterly Amortization Amount equal to the percentage of all outstanding Term Loans on the Third Restatement Effective Date constituting Term B-2 Loans and (2) to the Term B-3 Lenders, a percentage of the Quarterly Amortization Amount equal to the percentage of all outstanding Term Loans on the Third Restatement Effective Date constituting Term B-3 Loans (which payments described in this Section 2.07(a) shall be reduced with respect to each Class of Term Loans as a result of the application of prepayments, whether prior to or after the Third Restatement Effective Date, in accordance with the order of priority set forth in Section 2.05 or in connection with any Extension as provided in Section 2.16), and (ii) the Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders, on the Maturity Date for each Class of Term Loans, the aggregate principal amount of all Term Loans of such Class outstanding on such date.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Revolving Credit Facility the aggregate principal amount of all of its Original Maturity Revolving Credit Loans and Extended Maturity Revolving Credit Loans, as the case may be, outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

SECTION 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.09. Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate then in effect for the applicable Class or Classes of such Revolving Credit Lender’s Revolving Credit Commitments times the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Facility exceeds the sum of (A) Outstanding Amount of Revolving Credit Loans for such Facility and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the Restatement Effective Date until the applicable Maturity Date for the Original Maturity Revolving Credit Facility and the Extended Maturity Revolving Credit Facility as the case may be, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Original Closing Date, and on the Maturity Date for the applicable Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Term B-3 Loan Fees. The Borrower shall pay to (i) each Term B-3 Lender on the Third Restatement Effective Date, as a closing fee in respect of the Term B-3 Loans, original issue discount or upfront fees in an amount equal to 4.00% of the stated principal amount of such Term B-3 Lender’s Term B-3 Loans, payable to such Term B-3 Lender out of the proceeds of its Term B-3 Loans as of such date and (ii) the Administrative Agent, for the account of the Term B-3 Lenders, (x) on March 31, 2013, a fee equal to 1.00% of the outstanding principal amount of Term B-3 Loans as of such date, (y) on March 31, 2014, a fee equal to 1.50% of the outstanding principal amount of Term B-3 Loans as of such date and (z) on the Maturity Date with respect to the Term B-3 Loans, a fee equal to 1.50% of the outstanding principal amount of Term B-3 Loans as of such date, which fees shall be allocated among the Term B-3 Lenders in accordance with each Term B-3 Lender’s Pro Rata Share of the Term B-3 Loans as of the applicable date.

(c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Citibank’s “prime rate” shall be made on the basis of a year of three hundred and sixty-five (365) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein and the Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative

Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14. Incremental Credit Extensions.

(a) The Borrower may at any time or from time to time after the Original Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of any Class of Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”), provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist and (ii) the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 determined on a Pro Forma Basis as of the last day of the most recent Test Period, in each case, as if such Incremental Term Loans or Revolving Commitment Increases, as applicable, had been outstanding and fully borrowed on the last day of such fiscal quarter of the Borrower for testing compliance therewith. Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases shall not exceed the sum of $50,000,000. The Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Latest Maturity Date of any Loans outstanding at the time of Incurrence of such Incremental Term Loans and shall have a weighted average life to maturity no shorter than the weighted average life to maturity of the Term B-2 Loans and the Term B-3 Loans (except by virtue of amortization of or prepayment of such Term B-2 Loans or the Term B-3 Loans prior to such date of determination), and (c) except as set forth above, shall be treated substantially the same as the Term B-2 Loans and the Term B-3 Loans (in each case, including with respect to mandatory and voluntary prepayments), provided that the interest rates and amortization schedule (subject to clause (b) above) applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof; provided further that (i) if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount that are paid to all Lenders (and not any one Lender) providing such Incremental Term Loans) relating to any Incremental Term Loans exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Term Loans) relating to the Term B-2 Loans or the Term B-3 Loans immediately prior to the effectiveness of the applicable Incremental Amendment by more than 0.50%, the Applicable Rate relating to the Term B-2 Loans and/or the Term B-3 Loans, as applicable, shall be adjusted to be equal to the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount that are paid to all Lenders (and not any one Lender) providing such Incremental Term Loans) relating to such Incremental Term Loans minus 0.50%. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (and each existing Term Lender will have the right, but not an obligation, to make a portion of any Incremental Term Loan, and each existing Revolving Credit Lender will have the right, but not an obligation, to provide a portion of any Revolving Commitment Increase, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent, L/C Issuer and Swing Line Lender shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving

Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02(b) and (unless waived by the Additional Lender) 4.02(a) shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Revolving Credit Lender of the applicable Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase of the applicable Class (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, subject to Section 2.17, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender of the applicable Class (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of such Class of all Revolving Credit Lenders of such Class represented by such Revolving Credit Lender’s Revolving Credit Commitment of such Class and (b) if, on the date of such increase, there are any Revolving Credit Loans of such Class outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans of such Class made hereunder (reflecting such increase in Revolving Credit Commitments of such Class), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(c) For the avoidance of doubt, none of the (x) New Term Loans (y) the Term B-2 Loans or (z) the Term B-3 Loans shall be deemed to have been incurred pursuant to this Section 2.14 for any purpose under this Agreement.

SECTION 2.15. Refinancing Amendments. At any time after the Second Restatement Effective Date, the Borrower may obtain from any Lender or any Additional Refinancing Lender, Refinancing Term Loans that refinance all or any portion of the Term Loans then outstanding under this Agreement (which for this purpose will be deemed to include any then outstanding Refinancing Term Loans), in each case pursuant to a Refinancing Amendment; provided that (i) such Refinancing Term Loans will rank pari passu in right of payment and of security with the other Term Loans and Term Commitments hereunder, (ii) such Refinancing Term Loans shall have such pricing and call protection terms (subject to clause (iii) below) as may be agreed by the Borrower and the Lenders thereof, (iii) each tranche of Refinancing Term Loans shall be prepaid and repaid on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) with all voluntary prepayments and mandatory prepayments of the other Classes of Term Loans, it being understood that the amortization schedule applicable to the Refinancing Term Loans shall be determined by the Borrower and the Lenders providing the Refinancing Term Loans, (iv) except as provided in clauses (ii) and (iii) above or as provided below, such Refinancing Term Loans shall have covenants, events of default, guarantees, collateral and other terms that are substantially identical to, or less favorable to the Lenders of such Refinancing Term Loans than, the Term B-2 Loans; provided, however, that the terms and conditions applicable to such Refinancing Term Loans may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Refinancing Term Loans are issued, incurred or obtained, (v) (A) in no event shall the final maturity date of any tranche of Refinancing Term Loans at the date of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder, and (B) the Weighted Average Life to Maturity of any Refinancing Term Loans at the time of establishment thereof shall be no shorter than the Weighted Average Life to Maturity of the tranche of Term Loans being refinanced by such Refinancing Term Loans (except by virtue of amortization or prepayment of such Term Loans being refinanced) and (vi) at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) that have more than five (5) different Maturity Dates. The Borrower shall prepay Term Loans with the Net Cash Proceeds of such Refinancing Term Loans pursuant to Section 2.05(b)(iv). The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 4.02(a), (b) and(c) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officer’s certificates consistent with those delivered on the Original Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (including Mortgage amendments) in order to ensure that the Refinancing Term Loans are provided with the benefit of the applicable Loan Documents. Each tranche of Refinancing Term Loans incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $50,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Refinancing

Term Loans incurred pursuant thereto (including any amendments necessary to treat the Term Loans and Term Commitments subject thereto as Refinancing Term Loans and/or Refinancing Term Commitments), (ii) provide certain class protection to the Lenders and Additional Refinancing Lenders providing such Refinancing Term Loans with respect to voluntary prepayments and mandatory prepayments, (iii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

SECTION 2.16. Extension of Term Loans; Extension of Revolving Credit Loans.

(a) Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment, provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than five (5) different Maturity Dates, (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (A) no Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended term Loans) than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche, (D) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (E) all documentation in respect of the such Extension Amendment shall be consistent with the foregoing and (F) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $50,000,000.

(b) Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment, provided, however, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and New Revolving Credit Commitments) which have more than five (5) different Maturity Dates, (ii) the Effective Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments); provided, further, that (A) no Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder, (C) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect) and (D) all documentation in respect of the such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $10,000,000.

(c) Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Term Lender (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolver Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) New Revolving Credit Commitment.

(i) Notwithstanding the foregoing, at any time and from time to time, upon notice by the Borrower to the Administrative Agent, banks, financial institutions or other institutional lenders or investors (“New Revolving Commitment Lenders”), which may or may not be then existing Revolving Credit Lenders, may elect to provide a new Revolving Credit Commitment (a “New Revolving Credit Commitment”) hereunder; provided that, the Administrative Agent, L/C Issuer and Swing Line Lender shall have consented (not to be unreasonably withheld) to such banks, financial institutions or other institutional lenders or investors providing such New Revolving Credit Commitments if such consent would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments to such Person; provided, further, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and New Revolving Credit Commitments) which have more than five (5) different Maturity Dates. Such New Revolving Credit Commitment will be in an amount (the “New Revolving Amount”) and have the terms specified in the notice to the Administrative Agent; provided that, the terms of any New Revolving Credit Commitment shall satisfy the requirements set forth in Section 2.16(b) with respect to Extended Revolving Credit Commitments, mutatis mutandis, as though such New Revolving Credit Commitment were an Extended Revolving Credit Commitment.

(ii) Upon receipt of a New Revolving Credit Commitment, (a) the Revolving Credit Commitments of all existing Revolving Credit Lenders of each Class specified in the Extension Amendment in accordance with Section 2.06 will be permanently reduced by an aggregate amount equal to the New Revolving Amount in the manner specified by Section 2.06(c), and (b) the New Revolving Credit Commitment of the New Revolving Commitment Lenders will become effective. Subject to the foregoing, the New Revolving Credit Commitments of the New Revolving Commitment Lenders will otherwise be incorporated as Revolving Credit Commitments hereunder in the same manner in which Extended Revolving Credit Commitments are incorporated hereunder pursuant to this Section 2.16, and for the avoidance of doubt, all Borrowings and repayments of Revolving Credit Loans after the effectiveness of a New Revolving Credit Commitment shall be made pro rata across all Classes of Revolving Credit Commitments including such New Revolving Credit Commitment (based on the outstanding principal amounts of the respective Classes of Revolving Credit Commitments) except for (I) payments of interest and fees at different rates for each Class of Revolving Credit Commitments (and related Outstanding Amounts), and (II) repayments required on the Maturity Date for any particular Class of Revolving Credit Commitments.

(iii) Upon the effectiveness of each New Revolving Credit Commitment pursuant to this Section, each Revolving Credit Lender of all applicable existing Classes of Revolving Credit Commitments immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each New Revolving Commitment Lender, and each such New Revolving Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, subject to Section 2.17, the percentage of the outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender of each Class of Revolving Credit Commitments (including each such New Revolving Commitment Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Classes of Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such effectiveness, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such New Revolving Credit Commitment be prepaid from the proceeds of Revolving Credit Loans made hereunder under the New Revolving Credit Commitments, which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e) Extension Amendment. Extended Term Loans, Extended Revolving Credit Commitments and New Revolving Credit Commitments shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender, Extending Revolving Credit Lender or New Revolving Credit Lender, as applicable, providing an Extended Term Loan, Extended Revolving Credit Commitment or New Revolving Credit Commitment, as applicable, thereunder which shall be consistent with the provisions set forth in Sections 2.16(a), (b) or (d) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 4.02(a), (b) and (c) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Original Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent in order to ensure that the Extended Term Loans, Extended Revolving Credit Commitments or New Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans, Extended Revolving Credit Commitments or New Revolving Credit Commitments, as

applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(f) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 2.17. Defaulting Lender.

(a) Reallocation. Notwithstanding anything to the contrary herein, if a Lender (in the case of clause (i) below, other than any Non-Extending Revolving Credit Lender (as defined in the Second Amendment Agreement) that did not execute the Second Amendment Agreement on or prior to the Second Restatement Effective Date) becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04 of such Defaulting Lender:

(i) the Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04, in each case, of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments of such Class; provided that (a) the Outstanding Amount of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations (with the aggregate amount of such Lenders’ risk participations and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender) may not in any event exceed the Revolving Credit Commitment of such Class of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and

(ii) to the extent that any portion (the “unreallocated portion”) of any Defaulting Lender’s Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04 cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise or because such Defaulting Lender is an Original Maturity Revolving Credit Lender that did not execute the Second Amendment Agreement, the Borrower will, not later than two Business Days after demand by the Administrative Agent (at the direction of the L/C Issuer and/or the Swing Line Lender, as the case may be), (1) Cash Collateralize the obligations of the Borrower to the L/C Issuer in respect of such Letter of Credit participation pursuant to Section 2.03, in an amount equal to the aggregate amount of the unreallocated portion of such Letter of Credit participation pursuant to Section 2.03, or (2) in the case of such Swing Line Loan participation pursuant to Section 2.04, prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (3) make other arrangements satisfactory to the Administrative Agent, and to the L/C Issuer and the Swing Line Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

(b) Fees. Anything herein to the contrary notwithstanding, during such period as a Lender (other than any Non-Extending Revolving Credit Lender (as defined in the Second Amendment Agreement) that did not execute the Second Amendment Agreement on or prior to the Second Restatement Effective Date) is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.03(h) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided that in the case of any such Defaulting Lender that was or is a Lender (x) to the extent that a portion of the Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04 of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.17(a), such fees under Section 2.03(h) that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (y) to the extent any portion of such Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04 cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the L/C Issuer and the Swing Line Lender, as applicable, as their interests appear.

(c) Cure. If the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender agree in writing in their discretion that a Lender (other than any Non-Extending Revolving Credit Lender (as defined in the Second Amendment Agreement) that did not execute the Second Amendment Agreement on or prior to the Second Restatement Effective Date) that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the total Revolving Credit Commitments, Revolving Credit Loans, Letter of Credit participation pursuant to Section 2.03 and Swing Line Loan participation pursuant to Section 2.04 of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Commitments and Loans of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(d) Notices. The Administrative Agent will promptly send to each Lender and L/C Issuer a copy of any notice to the Borrower provided for in this Section 2.17.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01. Taxes.

(a) Except as provided in this Section 3.01, any and all payments by the Loan Parties to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding the following, (i) in the case of each Agent and each Lender, taxes imposed on or measured by its overall net income or overall gross income (including branch profits) and franchise (and similar) taxes imposed on it in lieu of net income taxes, by a jurisdiction (or any political subdivision thereof) as a result of such Agent or such Lender, as the case may be, being organized or having its principal office or applicable Lending Office in such jurisdiction or as a result of a present or former connection between such Agent or such Lender and the jurisdiction imposing such tax other than a connection arising as a result of any transaction contemplated under any Loan Document, and all liabilities (including additions to tax, penalties and interest) with respect thereto, (ii) in the case of any Foreign Lender (as defined below), any U.S. federal withholding tax that (A) is imposed on amounts payable to such Lender under a law that is in effect at the time such Lender becomes a party hereto (or designates a new lending office or changes its place of organization or principal office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or change in its place of organization or principal office or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to this Section 3.01(a), or (B) is attributable to such Lender’s failure to comply with Section 3.01(d); provided that clause (ii)(A) shall not apply to any assignee or new lending office pursuant to Section 2.13 or pursuant to a request by the Borrower under Section 3.07, (iii) in the case of any U.S. Lender (as defined below) any U.S. federal backup withholding tax resulting from such Lender failing to comply with Section 3.01(f) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”), and (iv) any taxes that are imposed by reason of Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantially comparable) and the regulations or guidance promulgated thereunder

(“FATCA”). If the Loan Parties shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such Loan Party shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If such Loan Party fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, such Loan Party shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document and all additions to tax, penalties and interest (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) payable by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and reasonable expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.

(d)(i) To the extent it is legally entitled to do so, each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Original Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W 8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W 8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code. Thereafter, to the extent it is legally entitled to do so, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) upon the Borrower or Administrative Agent’s request, on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event involving such Lender that requires a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in such Foreign Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.

(ii) To the extent that it is legally entitled to do so, each Lender and Agent entitled to an exemption from or reduction of non-U.S. withholding tax under the law of a jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law and reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that each Lender and the Agent shall not have to execute and deliver any such document if such execution and delivery would subject such Lender or Agent to any unreimbursed cost or would be otherwise disadvantageous to it.

(iii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W 8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form and any information required to be included with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

(e) The Administrative Agent may deduct and withhold any taxes required by any laws to be deducted and withheld from any payment under any of the Loan Documents.

(f) Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”), other than a U.S. Lender that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii), shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W 9 on or prior to the Original Closing Date (or on or prior to the date it becomes a party to this Agreement) and subsequently as reasonably requested by the Borrower, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form.

(g) To the extent it is legally entitled to do so, each Lender shall, at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent any forms, documentation, or other information prescribed by the IRS as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under the FATCA (including, without limitation, those contained in Sections 1471(b) or 1472(b) of the Code, as applicable) and any additional documentation reasonably requested by the Borrower or the Administrative Agent and to determine whether such Lender has or has not complied with such Lender’s obligations under such Sections and, if necessary, to determine the amount to deduct and withhold from such payment.

(h) If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Loan Parties pursuant to this Section 3.01, it shall promptly remit the portion of such refund to the Loan Parties that it determines in its sole discretion will leave it in no better or worse after-tax financial position (taking into account all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund)) than it would have been in if the Taxes or Other Taxes giving rise to such refund had never been imposed in the first instance; provided that the Loan Parties, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority (including any interest or penalties). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or other confidential information or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(i) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(h) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c). The Borrower agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

SECTION 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (indemnifiable pursuant to Section 3.01) and (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by any jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefore; provided further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

(f) Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

SECTION 3.05. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

SECTION 3.07. Replacement of Lenders Under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in

L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this paragraph. If any Lender being replaced pursuant to Section 3.07(a) above does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of such Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders or the requisite Lenders of the applicable Class of Loans have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08. Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO EFFECTIVENESS OF

ORIGINAL CREDIT AGREEMENT, AMENDMENT AND

RESTATEMENT, SECOND AMENDMENT AND RESTATEMENT AND THIRD

AMENDMENT AND RESTATEMENT

SECTION 4.01A. Conditions of Initial Credit Extension on the Original Closing Date. The obligation of each Lender to make its initial Credit Extension on the Original Closing Date was subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and the Guaranty;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Original Closing Date;

(iii) the Security Agreement and the Perfection Certificate, duly executed by each Loan Party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank;

(B) opinions from each jurisdiction of incorporation and opinions of local counsel for the Loan Parties in states in which the Mortgaged Properties are located with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(C) evidence that the Intercompany Note executed by and among Holdings and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank have been delivered to the Collateral Agent; and

(D) evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Original Closing Date;

(v) opinion from Ropes and Gray LLP, New York counsel to the Loan Parties substantially in the form of Exhibit I to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date, and local counsel opinions in the jurisdictions set forth on Schedule 4.01A(a)(v) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date in form and substance reasonably satisfactory to the Administrative Agent;

(vi) there has been no change, effect, event or occurrence since December 31, 2004, that has had or could reasonably be expected to result in an Original Closing Date Material Adverse Change and certified to that effect;

(vii) a certificate attesting to the Solvency of the Loan Parties (taken as a whole) after giving effect to the Original Closing Date Transaction, from the Chief Financial Officer of the Borrower;

(viii) a certified copy of the Sponsor Management Agreement, including a certification by a Responsible Officer of the Borrower that such agreement is in full force and effect as of the Original Closing Date;

(ix) evidence that all insurance (including title insurance in form and substance reasonably acceptable to the Administrative Agent) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and additional insured under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(x) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Mortgaged Properties;

(xi) certified copies of the Original Closing Date Merger Agreement, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Original Closing Date; and

(xii) a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension on the Original Closing Date.

(b) All fees and expenses required to be paid hereunder and invoiced before the Original Closing Date shall have been paid in full in cash.

(c) Prior to or simultaneously with the initial Credit Extension on the Original Closing Date, (i) the Original Closing Date Equity Contributions shall have been funded in full in cash; (ii) CRCA Merger Corporation shall have received (whether directly as a result of the Original Closing Date Equity Contribution or as a result of an equity contribution by Holdings) cash proceeds from the Original Closing Date Equity Contributions in an aggregate amount equal to at least $294.7 million; and (iii) the Original Closing Date Merger shall be consummated in accordance with the terms of the Original Closing Date Merger Agreement (without waiver, amendment, supplement or other modification that is material and adverse to the Lenders) and in compliance with applicable material Laws and regulatory approvals.

(d) Prior to or simultaneously with the initial Credit Extensions on the Original Closing Date, the Borrower shall have received at least $200,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes.

(e) Prior to or simultaneously with the initial Credit Extensions on the Original Closing Date, the Borrower shall have terminated the Original Closing Date Existing Credit Agreement and taken all other necessary actions such that, after giving effect to the Original Closing Date Transaction, (i) Holdings and its Subsidiaries shall have outstanding no Indebtedness or preferred Equity Interests other than (A) the Loans and L/C Obligations, (B) the Senior Subordinated Notes and (C) Indebtedness listed on Schedule 7.03(b) of the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date and (ii) the Borrower shall have outstanding no Equity Interests (or securities convertible into or exchangeable for Equity Interests or rights or options to acquire Equity Interests) other than common stock owned by Holdings and preferred stock owned by Holdings, with terms and conditions reasonably acceptable to the Arrangers to the extent material to the interests of the Lenders.

(f) The Arrangers and the Lenders shall have received (i) the Original Closing Date Audited Financial Statements and the audit report for such financial statements (which shall not be subject to any qualification) and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for (A) each subsequent fiscal quarter ended at least forty-five (45) days before the Original Closing Date (and comparable periods for the prior fiscal year) and (B) to the extent reasonably available and, in any event, excluding footnotes, each fiscal month after the most recent fiscal period for which financial statements were received by the Arrangers and the Lenders as described above (collectively, the “Original Closing Date Unaudited Financial Statements”), which financial statements described in clauses (i) and (ii)(A) shall be prepared in accordance with GAAP.

(g) The Arrangers and the Lenders shall have received the Original Closing Date Pro Forma Financial Statements.

(h) The Arrangers and the Lenders shall have received a certificate from a Responsible Officer in form and substance reasonably satisfactory to the Administrative Agent dated the Original Closing Date and signed by the chief financial officer of the Borrower.

(i) The Arrangers and the Lenders shall have received evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent.

(j) The Arrangers and the Lenders shall have received fully paid Chicago Title Insurance Corporation Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request.

SECTION 4.01B. Conditions of Credit Extension of New Term Loans on the Restatement Effective Date. The effectiveness of this Agreement and the obligation of each New Term Lender to make its Credit Extension of the Term Loans hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and the Amendment Agreement, executed by Holdings and the Borrower and the Original Subsidiary Guarantors, and supplements to the Guaranty, executed by the Aspen Loan Parties;

(ii) a Term Note executed by the Borrower in favor of each New Term Lender that has requested a Term Note at least two Business Days in advance of the Restatement Effective Date;

(iii) the Security Agreement Supplement, duly executed by each Aspen Loan Party, and the Perfection Certificate Supplement, duly executed by each Loan Party, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein and not previously pledged accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt not previously pledged indorsed in blank;

(B) evidence that each of the Aspen Loan Parties has become party to the Intercompany Note, and that such Intercompany Note accompanied by instruments of transfer undated and endorsed in blank have been delivered to the Collateral Agent; and

(C) evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement (other than items required by clause (g) thereof, which shall be delivered in accordance with the provisions of Section 6.11, except the threshold amounts in clauses (a)(i)(A), (a)(i)(B), (a)(iii) and (b) thereof for purposes of this condition shall be $750,000, not $1,100,000) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent, including performance of lien searches reasonably satisfactory to the Administrative Agent and release of all Liens other than Liens permitted hereunder;

(iv) with respect to each Mortgaged Property, the following:

(A) with respect to each Mortgage encumbering Mortgaged Property, an amendment (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent or Collateral Agent;

(B) with respect to each Mortgage Amendment, a copy of the existing Mortgage Policy assuring the Administrative Agent or Collateral Agent that the Mortgage, as amended by the Mortgage Amendment, is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Administrative Agent or Collateral Agent (as appropriate) for the benefit of the Secured Parties free and clear of all Liens except those Liens created or permitted by this Agreement and the Collateral Documents or by the Administrative Agent or Collateral Agent, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent or Collateral Agent;

(C) to the extent reasonably requested by the Administrative Agent or Collateral Agent, with respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to each Agent and each of the Lenders, (y) shall cover the enforceability of the respective Mortgage as amended by the Mortgage Amendment, and (z) shall be in form and substance reasonably satisfactory to the Agents.

(v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Restatement Effective Date;

(vi) opinion from Ropes and Gray LLP, New York counsel to the Loan Parties and local counsel opinions in the jurisdictions set forth on Schedule 4.01B(a)(vi) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date in form and substance reasonably satisfactory to the Administrative Agent;

(vii) there has been no change, effect, event or occurrence since December 31, 2005, that has had or could reasonably be expected to result in a Restatement Effective Date Material Adverse Change and certified to that effect;

(viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and additional insured under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(ix) certified copies of the Aspen Acquisition Agreement, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Restatement Effective Date;

(x) a Committed Loan Notice relating to the Credit Extension of the New Term Loans; and

(xi) certified copies of the Aspen Merger Agreement and all amendments and waivers, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith (including the certificate required by Section 8.2(a) of the Aspen Merger Agreement) as the Administrative Agent shall reasonably request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Restatement Effective Date.

(b) All fees and expenses required to be paid hereunder and invoiced before the Restatement Effective Date shall have been paid in full in cash.

(c) Prior to or simultaneously with the Credit Extension of New Term Loans, (i) the Aspen Equity Contributions shall have been funded in full in cash; (ii) the Holdings Loans shall have been funded in full for gross cash proceeds of at least $103.95 million; (iii) Borrower shall have received (whether directly as a result of the Aspen Equity Contribution or as a result of an equity contribution by Holdings) cash proceeds from the Aspen Equity Contributions and the Holdings Loans in an aggregate amount equal to at least $136.95 million; and (iv) the Aspen Acquisition shall be consummated in accordance with the terms of the Aspen Acquisition Agreement (without waiver, amendment, supplement or other modification that is material and adverse to the Lenders unless consented to by the Arrangers) and in compliance with applicable material Laws and regulatory approvals.

(d) The Arrangers and the Lenders shall have received unaudited consolidated balance sheets and related statements of income and cash flows of (x) the Borrower and its Subsidiaries for each subsequent fiscal quarter ended at least forty-five (45) days before the Restatement Effective Date (and comparable periods for the prior fiscal year) and (y) Aspen and its Subsidiaries for the nine-month period ended September 30, 2006 (the “Restatement Effective Date Unaudited Financial Statements”), which financial statements described shall be prepared in accordance with GAAP except as disclosed on Schedule 5.05(a) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date.

(e) The Arrangers and the Lenders shall have received the Restatement Effective Date Pro Forma Financial Statements.

(f) The Arrangers and the Lenders shall have received the Restatement Effective Date Audited Financial Statements.

SECTION 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document (except, in the case of the initial Credit Extensions on the Original Closing Date only and the Credit Extension on the

Restatement Effect Date only, the representations contained in Sections 5.03, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15, 5.16, 5.17, 5.19, 5.20, 5.21 and 5.22) shall be true and correct in all material respects on, or as of, the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates (except, on the Original Closing Date, any such representation and warranty that is modified by the term “Material Adverse Effect” shall be deemed to be modified by the term “Original Closing Date Material Adverse Change” and, on the Restatement Effective Date, any such representation and warranty that is modified by the term “Material Adverse Effect” shall be deemed to be modified by the term “Restatement Effective Date Material Adverse Change”).

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

SECTION 4.03. Conditions to Effectiveness on the Second Restatement Effective Date. The effectiveness of the amendment and restatement of the Original Credit Agreement in the form of this Agreement is subject to the satisfaction of the conditions precedent set forth in Section 5 of the Second Amendment Agreement.

SECTION 4.04. Conditions to Effectiveness on the Third Restatement Effective Date. The effectiveness of the amendment and restatement of the Original Credit Agreement in the form of this Agreement is subject to the satisfaction of the conditions precedent set forth in Section 4 of the Third Amendment Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agents and the Lenders that:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws.

(a) Each Loan Party and each of its Subsidiaries is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization,

(b) Each Loan Party and each of its Subsidiaries has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party,

(c) Each Loan Party and each of its Subsidiaries is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect,

(d) To its Knowledge, each Loan Party and each of its Subsidiaries is in substantial compliance with the requirements of all Laws (including Medicare Regulations, Medicaid Regulations, HIPAA, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn) and all orders, writs, injunctions, decrees, licenses and permits applicable to it, its properties or any Treatment Facilities, personal properties and real properties owned, leased, managed or operated by the Borrower or any Subsidiary, except in such instances in which (i) compliance with such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate actions diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(e) Without limiting the generality of the foregoing clause (d):

(i) except as would not reasonably be expected to have a Material Adverse Effect, (A) to the Knowledge of the Borrower and the Subsidiaries, there is not pending or threatened any proceeding (not to include any cost report audit or contract audit or reopening) or investigation under any Medical Reimbursement Program involving the Borrower, any of the Subsidiaries or any Treatment Facility and (B) none of Holdings, the Borrower or any of the Subsidiaries nor any of their respective shareholders, directors, officers nor any of their employees are excluded from participation in the Medical Reimbursement Program and, to the Knowledge of the Borrower and the Subsidiaries, no such exclusion is pending or threatened;

(ii) except as would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Borrower and the Subsidiaries, there is not pending or threatened any proceeding or investigation by the OIG or other Governmental Authority involving the acts or omissions within the scope of employment of any currently employed officer or other member of management of the Borrower, any of the Subsidiaries or of any Treatment Facility, unless such officer or other member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the OIG or other Governmental Authority;

(iii) current billing policies, arrangements, protocols and instructions of the Borrower and its Subsidiaries comply in all respects with requirements of Medical Reimbursement Programs, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event or a Material Adverse Effect; and

(iv) current medical director compensation arrangements of the Borrower and its Subsidiaries comply with state and federal anti-kickback, fraud and abuse, and self-referral laws, including without limitation 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn, and all regulations promulgated under such laws, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event or a Material Adverse Effect.

(f) [Reserved].

(g) Set forth on Schedule 5.01(g) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date is a true, correct and complete list of all Treatment Facilities owned or leased and operated by the Borrower or Subsidiaries and a list of all material licenses and permits owned or held by Borrower or Subsidiaries relating to each Treatment Facility set forth thereon as of the Restatement Effective Date. Except to the extent that it would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has, to the extent applicable: (i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, investment in or operation of its businesses and Treatment Facilities as currently operated; (ii) obtained and maintains in good standing all required licenses, permits, authorizations and approvals of each Governmental Authority necessary to the conduct of its Treatment Facilities as currently conducted; (iii) to the extent prudent and customary in the industry in which it is engaged, applied for or obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) entered into and maintains in good standing its Medicare Provider Agreements and Medicaid Provider Agreements; and (v) ensured that all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

(h) To the Knowledge of the Loan Parties, with respect to subcontractors, to the extent not beyond the control of the Loan Parties or as would not reasonably be expected to have a Material Adverse Effect, each Contract Provider is duly licensed by each state, state agency, commission or other Governmental Authority having jurisdiction over the provision of such services by such Person in the locations where the Borrower and its Subsidiaries conduct business, to the extent such licensing is required to enable such Person to provide the professional services provided by such Person and otherwise as is necessary to enable the Borrower and its Subsidiaries to operate as currently operated and as contemplated to be operated.

SECTION 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law in any material respect; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Governmental Authorization; Other Consents. Except as set forth on Schedule 5.03 to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a)(i) Except as specifically disclosed in Schedule 5.05(a) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date, the Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries or Aspen and its Subsidiaries, as the case may be, as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2005 to and including the Restatement Effective Date, there has been (i) no sale, transfer or other disposition by Borrower or any of its Subsidiaries or Aspen or any of its Subsidiaries of any material part of the business or property of Borrower or any of its Subsidiaries, taken as a whole, or Aspen or any of its Subsidiaries taken as a whole, as the case may be, and (ii) no purchase or other acquisition by Borrower or any of its Subsidiaries or Aspen or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of Borrower and its Subsidiaries or Aspen and its Subsidiaries, as the case may be, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Restatement Effective Date.

(ii) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2005 (including the notes thereto) (the “Original Closing Date Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Borrower and its Subsidiaries for the most recent fiscal year, the nine months ended September 30, 2005 and the 12-month period ending on September 30, 2005 (together with the Original Closing Date Pro Forma Balance Sheet, the “Original Closing Date Pro Forma Financial Statements”), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Original Closing Date Transaction, each material acquisition by the Borrower or any of its Subsidiaries consummated after September 30, 2005 and prior to the Original Closing Date and all other transactions that would be required to be given pro forma effect by Regulation S-X promulgated under the Exchange Act (including other adjustments consistent with the definition of Pro Forma Adjustment or as otherwise agreed between the Borrower and the Arrangers). The Original Closing Date Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Subsidiaries as at September 30, 2005 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(iii) The unaudited pro forma consolidated balance sheet of Borrower and its Subsidiaries as at September 30, 2006 (including the notes thereto) (the “Restatement Effective Date Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of Borrower and its Subsidiaries for the most recent fiscal year, the nine months ended September 30, 2006 and the 12-month period ending on September 30, 2006 (together with the Restatement Effective Date Pro Forma Balance Sheet, the “Restatement Effective Date Pro Forma Financial Statements”), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Aspen Transaction, each material acquisition by Borrower or any of its Subsidiaries consummated after September 30, 2006 and prior to the Restatement Effective Date (which adjustments shall be consistent with the definition of Pro Forma Adjustment or as otherwise agreed between Borrower and the Arrangers). The Restatement Effective Date Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Subsidiaries as at September 30, 2006 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(b) Since December 31, 2005, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Restatement Effective Date until the seventh anniversary of the Restatement Effective Date, copies of which have been furnished to the Administrative Agent prior to the Restatement Effective Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(d) As of the Restatement Effective Date, neither the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05(d) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date, (ii) obligations arising under this Agreement, (iii) liabilities incurred in the ordinary course of business and (iv) liabilities reflected on the balance sheet as of December 30, 2005) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title to all property purported to be owned by it, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09. Environmental Matters.

(a) There are no claims, actions, suits, notices of violation, demand letters or proceedings alleging potential liability under or for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as specifically disclosed in Schedule 5.09(b) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date, or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous list; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) there has been no Release of Hazardous Materials by any Person on any property currently or, to the knowledge of any Loan Party formerly, owned, leased or operated by any Loan Party or any of its Subsidiaries, and there has been no Release of Hazardous Materials by any of the Loan Parties and their Subsidiaries at any other location.

(c) The properties owned, leased or operated by the Borrower and the Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) Except as specifically disclosed in Schedule 5.09(d) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date, neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

SECTION 5.10. Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP. None of the Loan Parties or their Subsidiaries has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6662(d)(2)(C)(iii) of the Code or within the meaning of Section 6111(c) or Section 6111(d) of the Code as in effect immediately prior to the enactment of the American Jobs Creation of 2004, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except for tax shelters or reportable transactions that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

SECTION 5.11. ERISA Compliance.

(a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b)(i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the

Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.12. Subsidiaries; Equity Interests. As of the Restatement Effective Date, neither Holdings nor any Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12 to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date, and all of the outstanding Equity Interests in Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by Holdings or a Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Restatement Effective Date, Schedule 5.12 to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Restatement Effective Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.13. Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) The Borrower is not engaged in nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15. Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the material trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any Subsidiary in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.16. Solvency. On the Restatement Effective Date after giving effect to the Aspen Transaction, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 5.17. Insurance. The Borrower and its Subsidiaries, maintain insurance in accordance with Section 6.07.

SECTION 5.18. Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

SECTION 5.19. Perfection, Etc. All filings and other actions necessary or desirable to perfect and protect the Lien in the Collateral created under the Collateral Documents (except for such actions that the Security Agreement specifically excepts Borrower from performing or such actions to be completed post-closing pursuant to Section 6.16) have been or will, within the required time periods under the Collateral Documents, be duly made or taken or otherwise provided for and are (or so will be) in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral to the extent required by the Collateral Documents, securing the payment of the Secured Obligations, subject only to Liens permitted by Section 7.01.

SECTION 5.20. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of Holdings, the Borrower or its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each of Holdings, the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of Holdings, the Borrower or its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.21. Fraud and Abuse. Except as would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Loan Parties, there is not pending or threatened any proceeding or investigation under any applicable provision of the Social Security Act and the regulations promulgated thereunder, including HIPAA, the Medicare Regulations or the Medicaid Regulations, involving the Borrower, any of the Subsidiaries or any Treatment Facility.

SECTION 5.22. Medicare and Medicaid Notices and Filings Related to Health Care Business. To the extent applicable and except to the extent as would not be reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and each of its Subsidiaries has timely filed all reports required to be filed in connection with Medicare and applicable Medicaid programs and due on or before the date hereof, and all required reports and administrative forms and filings are true and complete in all material respects; (ii) to the Knowledge of the Borrower or any Subsidiary, there are no claims, actions, proceedings or appeals pending (and neither Borrower nor any of its Subsidiaries has filed anything that would result in any claims, actions or appeals) before any Governmental Authority with respect to any Medicare or Medicaid cost reports or claims filed by the Borrower or any of its Subsidiaries on or before the date hereof, or with respect to any adjustments, denials, recoupments or disallowances by any intermediary, carrier, other insurer, commission, board or agency in connection with any cost reports or claims; (iii) to the Knowledge of the Borrower or any Subsidiary, no validation review, survey, inspection, audit, investigation or program integrity review related to the Borrower or any Subsidiary has been conducted by any Governmental Authority or government contractor in connection with the Medicare or Medicaid programs, and no such reviews are scheduled, pending or, threatened against or affecting the Borrower or any Subsidiary; and (iv) each of the Borrower and its Subsidiaries has timely filed all material reports, data and other information required by any other Governmental Authority with authority to regulate the Borrower or any such Subsidiary or its business in any manner.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

SECTION 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower beginning with the 2005 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days (in the case of the fiscal quarter in which the Original Closing Date occurs, sixty (60) days following the end of such fiscal quarter) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, and in any event no later than one hundred five (105) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year; and

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

SECTION 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

(b) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 7.11, any of the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

(c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Senior Subordinated Notes Documentation or Holdings Loan Documents in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement (or confirming that there has been no change in such information since the Original Closing Date or the date of the last such report), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b), (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate, and (iv) reasonably detailed calculations setting forth the available Cumulative Growth Amount;

(f) promptly, to the extent permitted by HIPAA or other privacy laws or regulations, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and

(g) concurrently with any delivery of financial statements referred to in Section 6.01(a), a certificate of a Responsible Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are sent via e-mail to the Administrative Agent at oploanswebadmin@citigroup.com and posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative

Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 6.03. Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation or proceeding between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04. Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

SECTION 6.06. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. The Borrower will furnish to the Lenders, upon the reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

(a) Requirements of Insurance. All such insurance shall (i) provide that the insurer affording coverage will endeavor to mail 30 days written notice of cancellation of such insurance coverage to the Collateral Agent (in the case of property and liability insurance), (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case or property insurance), as applicable, and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

(b) Flood Insurance. If any portion of any building, improvement, manufactured (mobile) home, or travel trailer (each as defined in the Flood Insurance Laws) on any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

SECTION 6.08. Compliance with Laws. Except the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect:

(a) Comply with the requirements of all Laws (including without limitation Titles XVIII and XIX of the Social Security Act, HIPAA, Medicare Regulations, Medicaid

Regulations) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate actions diligently conducted;

(b) Ensure that billing policies, arrangements, protocols and instructions will comply in all material respects with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs;

(c) Make commercially reasonable efforts to implement policies that are consistent with HIPAA on or before the date that any provision of HIPAA becomes applicable to the Borrower and its Subsidiaries to the extent such date arises after the Original Closing Date; and

(d) Have in place and maintain a compliance program for its Subsidiaries that the Borrower believes is reasonably designed to provide effective internal controls that promote adherence to, prevent and detect material violations of, any Medicaid Regulations, Medicare Regulations, and state and federal self referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) – (b)(2) and 42 U.S.C. Section 1395nn, applicable to its Subsidiaries, which compliance program includes the implementation of monitoring compliance therewith and with such regulations on a periodic basis.

SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

SECTION 6.10. Inspection Rights. To the extent permitted by law, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, subject to such independent public accountants’ customary policies and procedures, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower. To the extent disclosure described in the immediately preceding sentence is permitted and to the extent required by applicable Law, prior to receiving any information that contains patient information subject to (i) state privacy laws, (ii) the Drug Abuse Prevention, Treatment and Rehabilitation Act, 42 U.S.C. 290dd-2 et seq., (iii) the HIPAA, 42 U.S.C. 1320d et seq., or (iv) regulations promulgated pursuant to the foregoing statutes, the Administrative Agent and the Lenders agree to execute an agreement reasonably satisfactory to the Administrative Agent and the Lenders that complies with the requirements relating to “business associates” as set forth in 45 C.F.R. 164.502(e) and that also complies with any applicable state Laws; provided further that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

SECTION 6.11. Covenant To Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary by any Loan Party:

(i) within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:

(A) cause each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the real properties owned by such Restricted Subsidiary that have a book value in excess of $1,100,000;

(B) cause (x) each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to comply with the Collateral and Guarantee Requirement, including to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, with respect to any owned real property with a book value in excess of $1,100,000, Security Agreement Supplements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement and other security agreements in effect on the Original Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in effect on the Original Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) (x) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent;

(D) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity,

(ii) within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of real property that is owned by such Restricted Subsidiary and has a book value in excess of $1,100,000 any existing title reports, Surveys or environmental assessment reports.

(b) after the Original Closing Date, concurrently with (x) the acquisition of any material personal property by any Loan Party or (y) the acquisition of any owned real property by any Loan Party with a book value in excess of $1,100,000 and such personal property or owned real property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to real property.

SECTION 6.12. Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to address Hazardous Materials at any location.

SECTION 6.13. Further Assurances.

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgement, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any real property referred to in Section 6.11(b), provide the Administrative Agent with Mortgages with respect to such owned real property within forty-five (45) days of the acquisition of such real property, together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate)

for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto);

(iii) a copy of, or a certificate as to coverage under, the insurance policies required by Section 6.07 (including, without limitation, flood insurance policies) and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended in a manner consistent with Section 6.07(a);

(iv) fully paid Mortgage Policies in form and substance, with endorsements and in amounts, reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(v) opinions of local counsel for the Loan Parties in states in which the Mortgaged Properties with a book value in excess of $1,100,000 are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(vi) any and all other documents (including, without limitation, Surveys) and such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 6.14. [Intentionally Omitted]

SECTION 6.15. Designation of Subsidiaries. The board of directors of Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Sections 7.02 and 7.11 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Subordinated Notes, and (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s (as applicable) investment therein (and such designation shall only be permitted to the extent such Investment is permitted under Section 7.02). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 6.16. [Intentionally Omitted]

SECTION 6.17. Dormant Subsidiaries. The Borrower shall ensure that Southwest Illinois Treatment Center, Inc. and Stonehedge Convalescent Center, Limited Partnership shall remain dormant companies and shall remain dormant until such time as they are dissolved in accordance with the Laws under which they are organized.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, since the Original Closing Date:

SECTION 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document securing the Secured Obligations;

(b) Liens existing on the Original Closing Date and listed on Schedule 7.01(b) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any material Restricted Subsidiary;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; and Liens securing any Permitted Refinancing of Indebtedness under Section 7.03(e) that do not extend to any property that was not subject to the Lien securing the Indebtedness being refinanced.

(j) leases, licenses, subleases or sublicenses in each case, granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Borrower or any material Subsidiary or secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i), (n) or (o) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property (i) of any Foreign Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 7.03;

(o) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.15), in each case after the Original Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g);

(q) any interest or title of a lessor under leases entered into by the Borrower or any of the Restricted Subsidiaries, as tenant, in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(s) [Reserved];

(t) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(u) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;

(v) Liens solely on any cash earnest money deposits made by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $15,000,000;

(x) Liens existing on the title insurance policies relating to each Mortgaged Property; and

(y) Liens on Collateral securing New Senior Secured Notes permitted under Section 7.03(w); provided that (A) in the case of Liens on Collateral securing New Senior Secured Notes that are pari passu with the Liens securing the Obligations, the secured parties thereunder, or a trustee or collateral agent on their behalf, shall have become a party to the First Lien Intercreditor Agreement and (B) in the case of Liens on Collateral securing New Senior Secured Notes that rank junior to the Liens securing the Obligations, the secured parties thereunder, or a trustee or collateral agent on their behalf, shall have become a party to the Second Lien Intercreditor Agreement;

provided, however, that no Liens shall be permitted to exist directly or indirectly on any Mortgaged Property other than pursuant to clauses (a), (c), (d), (g), (h), (j), (q), (x) and (y) of this Section 7.01 (to the extent, with reference to clause (j) of this Section 7.01, that such Liens are subordinate in all respects to the Liens granted and evidenced by the Security Documents); provided further, however, upon the delivery of each additional Mortgage under Sections 6.11 and 6.13 that no Liens, except those set forth in this Section 7.01 shall be permitted to exist directly or indirectly on such additional Mortgage.

SECTION 7.02. Investments. Make or hold any Investments, except:

(a) Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, employees and consultants of Holdings, the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $3,000,000;

(c) Investments (i) in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party; (iii) by the Borrower or any Restricted Subsidiary in any Foreign Subsidiary; provided that (x) any Investment in the form of a loan or advance shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Collateral Documents and (y) the aggregate amount of such Investments in Foreign Subsidiaries (together with, but without duplication, the aggregate consideration paid in respect of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to Section 7.02(i)(B)) shall not exceed $25,000,000 (net of any return representing a return of capital in respect of any such Investment);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(f) Investments (i) existing or contemplated on the Original Closing Date and set forth on Schedule 7.02(f) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Original Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, exchange in kind, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”) which for the avoidance of doubt includes the Aspen Transaction:

(A) subject to clause (B) below, any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Domestic Subsidiaries of such created or acquired Subsidiary) shall be a Guarantor and shall have complied with the requirements of Section 6.11, within the times specified therein;

(B) the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Loan Parties (together with the aggregate amount of all Investments in Foreign Subsidiaries pursuant to Section 7.02(c)(iii)) and Subsidiaries that do not become Guarantors shall not exceed $25,000,000 (net of any return representing a return of capital in respect of any such Investment);

(C)(1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail; and

(D) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j) the Original Closing Date Transaction;

(k) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Sections 7.06(g), (h) or (i);

(n) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments in an aggregate amount that does not exceed the sum of (i) $22,500,000 and (ii) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually theretofore received in cash in respect of any such Investment;

(o) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, and the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, other Investments in an amount not to exceed the Cumulative Growth Amount immediately prior to the time of the making of any Investment;

(p) advances of payroll payments to employees in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely with capital stock of Holdings;

(r) Investments of a Restricted Subsidiary acquired after the Original Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Original Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation (including in connection with the Aspen Transaction) and were in existence on the date of such acquisition, merger or consolidation;

(s) Guarantees by Holdings, the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; and

(t) the Aspen Transaction;

provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings.

SECTION 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of Holdings, the Borrower and any of its Subsidiaries under the Loan Documents;

(b) Indebtedness (i) outstanding on the Original Closing Date and listed on Schedule 7.03(b) to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Original Closing Date;

(c) Guarantees in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder and to the extent permitted as an Investment under Section 7.02 (other than Section 7.02(e)); provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02 (other than Section 7.02(e)); provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;

(e)(i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom and (B) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11;

(h)(i) Indebtedness incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided, in the case of clauses (i) and (ii) above, such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured and is subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Notes Indenture as of the Original Closing Date, (w) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date of the Term Loans (it being understood that such Indebtedness may have mandatory repurchase provisions satisfying the requirement of clause (y) hereof), (y) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrower as the terms and conditions of the Senior Subordinated Notes as of the Original Closing Date and (z) is incurred by the Borrower or a Guarantor;

(i) Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness consisting of promissory notes issued by Holdings or the Borrower to current or former officers, directors, employees and consultants, their respective estates, heirs, permitted transferees, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent thereof permitted by Section 7.06(f);

(k) Indebtedness incurred by Holdings, the Borrower or the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, solely to the extent constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;

(l) Indebtedness consisting of obligations of Holdings, the Borrower or the Restricted Subsidiaries under deferred employee compensation or other similar arrangements incurred by such Person in connection with the Original Closing Date Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n) Indebtedness in an aggregate principal amount not to exceed $45,000,000 at any time outstanding; provided that a maximum of $20,000,000 of aggregate principal amount of such Indebtedness may be incurred by Foreign Subsidiaries that are not Guarantors;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q) obligations in respect of performance, bid, stay, custom, appeal and surety bonds and other obligations of a like nature and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) Permitted Holdco Debt;

(s) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(t) Indebtedness in respect of the Senior Subordinated Notes and any Permitted Refinancing thereof;

(u) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (t) above;

(v) the Seller Notes; and

(w) the New Senior Secured Notes, any Permitted Unsecured Debt and, in each case, any Permitted Refinancing in respect thereof.

SECTION 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b)(i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary (other than the Borrower) may liquidate or dissolve or change its legal form (subject, in the case of any change of legal form, to any such Subsidiary that is a Guarantor remaining a Guarantor) if Holdings determines in good faith that such action is in the best interests of Holdings and its Subsidiaries and if not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor or the Borrower, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 (other than Section 7.02(e)) and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty in form and substance reasonably satisfactory to the Administrative Agent confirmed that its Guarantee shall apply to the Successor Company’s obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement in form and substance reasonably satisfactory to the Administrative Agent confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage in form and substance reasonably satisfactory to the Administrative Agent confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, (F) immediately after giving effect to such merger or consolidation, the Successor Company and the Restricted Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such merger or consolidation had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Successor Company demonstrating such compliance calculation in reasonable detail, and (G) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided further that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that (i) if such Restricted Subsidiary is a Loan Party, a Loan Party shall be the continuing or surviving Person, and (ii) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;

(f) the Borrower and the Restricted Subsidiaries may consummate the Original Closing Date Merger;

(g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05;

(h) so long as no Default exists or would result therefrom, Holdings may create a new intermediate holding company (“New Intermediate Holdings”) and transfer the stock of the Borrower to it; provided that (i) New Intermediate Holdings shall expressly assume all the obligations of Holdings under this Agreement, the Security Agreement, the Guaranty and the other Loan Documents to which Holdings is a party (the “Assumed Documents”) by executing and delivering a Joinder Agreement and taking all actions to continue perfection in the security interest in the assets of Holdings, and (ii) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that (A) the Secured Parties continue to have a perfected security interest in all of the Collateral, including the stock of the Borrower, (B) each of the Assumed Documents is a legal, valid and binding obligation of New Intermediate Holdings, enforceable against New Intermediate Holdings in accordance with its terms (subject to customary assumptions and qualifications) and (C) solely with respect to the certificate of a Responsible Officer, Holdings, the Borrower and the other Loan Parties taken as a whole are Solvent and no Default under any of the Loan Documents has occurred and is continuing; provided further, that if the foregoing are satisfied, New Intermediate Holdings will succeed to, and be substituted for, Holdings under the Assumed Documents and Holdings shall be automatically and unconditionally released from its obligations under the Assumed Documents; and

(i) the Aspen Acquisition may be consummated.

SECTION 7.05. Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property (other than Mortgaged Properties) no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and immaterial assets in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent that the property being disposed constituted Collateral, the property being replaced therefor shall be made subject to the Lien of the appropriate Loan Documents in accordance with the provisions hereof;

(d) Dispositions of property to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor or the Borrower (i) the transferee thereof must either be the Borrower or a Guarantor or (ii) assuming such transaction constitutes an Investment, such transaction is permitted under Section 7.02 (other than Section 7.02(e));

(e) Dispositions permitted by Sections 7.04 and 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of property pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by the Borrower and its Restricted Subsidiaries on the Original Closing Date, the fair market value of all property so Disposed of after the Original Closing Date (taken together with the aggregate book value of all property Disposed of pursuant to Section 7.05(j)) shall not exceed $75,000,000 and (ii) with respect to such property acquired by the Borrower or any Restricted Subsidiary after the Original Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property;

(g) Dispositions of Cash Equivalents;

(h) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any material Subsidiary, provided that Holdings and the Borrower shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or directly, enter into any ground leases relating to any Mortgaged Property;

(i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (j) (taken together with the aggregate fair market value of all property Disposed of pursuant to Section 7.05(f)) shall not exceed $75,000,000 and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $500,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), (l) and (o) and clauses (i) and (ii) of Section 7.01(u) and 7.01(w) (to the extent such Indebtedness is secured by cash collateral)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 1.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(l) Dispositions of Equity Interests of the Crowell Subsidiaries to Sue Crowell pursuant to the Crowell Equity Documents, as in effect on the date hereof;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(e) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) Holdings and the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests of Holdings (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) or Borrower (if paid to Holdings);

(c) Restricted Payments made on the Original Closing Date to consummate the Original Closing Date Transaction;

(d) to the extent constituting Restricted Payments, Holdings, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 other than Section 7.08(f);

(e) repurchases of Equity Interests in Holdings, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) Holdings may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any such parent of Holdings) by any future, present or former employee, officer, director or consultant of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries pursuant to any employee or director equity plan, employee, officer or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director or consultant of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries, in an amount under this clause (f) not to exceed $7,500,000 in any calendar year (with unused amounts in any calendar year being carried over to the two (2) immediately succeeding calendar years); provided that such amount in any calendar year may be increased by an amount not to exceed (1) the amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) after the Original Closing Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) (and to the extent not used to reduce Capital Expenditures pursuant to clause (ix) of the definition thereof or used to make an Investment pursuant to Section 7.02(o) or prepay Junior Financing pursuant to Section 7.13(v) or make Restricted Payments pursuant to Section 7.06(i)), in each case to employees, directors, officers, members of management or consultants of Holdings (or any direct or indirect parent of Holdings) or of its Subsidiaries that occurs after the Original Closing Date plus (2) the cash proceeds of key man life insurance policies received by Holdings (to the extent such proceeds are contributed to the Borrower) or any Borrower or any Restricted Subsidiary after the Original Closing Date (provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (1) and (2) above in any calendar year) less (3) the amount of any Restricted Payments previously made pursuant to clauses (1) and (2) of this clause (f);

(g) the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings:

(i) the proceeds of which will be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) federal, state and local income taxes to the extent such income taxes are attributable to the income of the Borrower and its Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries; provided, however, that in each case the amount of such payments in any fiscal year does not exceed the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Borrower and the Restricted Subsidiaries to pay such taxes as a stand-alone taxpayer;

(ii) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,500,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iv) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 7.06(f);

(v) to finance any Investment permitted to be made pursuant to Section 7.02 (other than Section 7.02(e)); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(h) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount, together with the aggregate amount of (1) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.13(a)(iv) and (2) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (h), not to exceed $15,000,000;

(i) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an amount not to exceed the Cumulative Growth Amount immediately prior to the making of such Restricted Payment;

(j) Holdings may make Restricted Payments with the net proceeds of Permitted Holdco Debt;

(k) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any direct or indirect parent of the Borrower; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this covenant (as determined in good faith by the Board of Directors of the Borrower); and

(l) to the extent permitted by Section 7.02, Restricted Subsidiaries may make Restricted Payments to purchase or repurchase Equity Interests of any Restricted Subsidiary from third parties so long as, after giving effect to such purchase or repurchase, the Restricted Subsidiary whose Equity Interests have been purchased or repurchased becomes a wholly-owned Subsidiary and a Guarantor.

SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Original Closing Date or any business reasonably related or ancillary thereto.

SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by Holdings, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses and the making of any Restricted Payments related to or in connection with the Original Closing

Date Transaction or the Aspen Transaction, (d) the issuance of Equity Interests to the management of the Borrower or any of its Subsidiaries in connection with the Original Closing Date Transaction, (e) the payment of management and monitoring fees to the Sponsor in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid (including accrued amounts) pursuant to the Sponsor Management Agreement as in effect on the Original Closing Date and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Original Closing Date and related indemnities and reasonable expenses, (f) equity issuances, repurchases, retirements, defeasance, cancellation, termination or other acquisitions or retirements of Equity Interests permitted under Section 7.06, (g) loans by Holdings, the Borrower and the Restricted Subsidiaries to Holdings, the Borrower or Restricted Subsidiaries or to officers, directors or employees to the extent permitted under this Article VII, (h) employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (i) payments by Holdings (and any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries and not in excess of the amount permitted by Section 7.06(g)(i), (j) the payment of customary fees and reasonable out of pocket costs and expenses to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements in existence on the Original Closing Date and set forth on Schedule 7.08 to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date or any amendment thereto to the extent such an amendment, when taken as a whole, is not adverse to the Lenders in any material respect, (l) dividends, distributions, returns of capital, redemptions and repurchases permitted under Section 7.06, and (m) customary payments by Holdings, the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings or the Borrower, in good faith.

SECTION 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on Original Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 to the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date (including the Senior Subordinated Notes Documentation, the Holdings Loan Documents and any Permitted Refinancings thereof) and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation in any material respect, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.15, (iii) represent Indebtedness of a Foreign Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03(n), (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (vii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g) or (n) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (viii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (ix) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (x) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (xi) are customary restrictions contained in the New Senior Secured Notes Indenture and the Permitted Unsecured Debt, and any Permitted Refinancing of any of the foregoing; provided that such restrictions, taken as a whole, shall not be more restrictive to the Loan Parties than the restrictions set forth in this Agreement

SECTION 7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth in this Section 7.10 or in the preliminary statements to this Agreement.

SECTION 7.11. Financial Covenants.

(a) Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on June 30, 2006) to be greater than the ratio set forth below opposite the last day of such Test Period:

Fiscal Year	March 31	June 30	September 30	December 31
2006	N/A	8.75:1	8.75:1	8.75:1
2007	8.25:1	8.25:1	8.25:1	8.25:1
2008	7.75:1	7.75:1	7.75:1	7.75:1
2009	7.25:1	7.25:1	7.25:1	7.25:1
2010	6.75:1	6.75:1	6.75:1	6.75:1
2011	6.75:1	6.75:1	6.75:1	6.75:1
2012	6.75:1	6.75:1	6.75:1	6.75:1
2013	6.75:1	6.75:1	6.75:1	6.75:1
2014	6.75:1	6.75:1	6.75:1	6.75:1
2015	6.75:1	6.75:1	6.75:1	6.75:1

(b) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Test Period (beginning with the Test Period ending on June 30, 2006) to be less than the ratio set forth below opposite the last day of such Test Period:

Fiscal Year	March 31	June 30	September 30	December 31
2006	N/A	1.25:1	1.25:1	1.25:1
2007	1.25:1	1.35:1	1.35:1	1.35:1
2008	1.35:1	1.45:1	1.45:1	1.45:1
2009	1.75:1	1.75:1	1.75:1	1.75:1
2010	2.00:1	2.00:1	2.00:1	2.00:1
2011	2.00:1	2.00:1	2.00:1	2.00:1
2012	2.00:1	2.00:1	2.00:1	2.00:1
2013	2.00:1	2.00:1	2.00:1	2.00:1
2014	2.00:1	2.00:1	2.00:1	2.00:1
2015	2.00:1	2.00:1	2.00:1	2.00:1

Notwithstanding the foregoing in this clause (b), if the Borrower shall have issued or incurred after the Second Restatement Effective Date New Senior Secured Notes and/or Permitted Unsecured Debt pursuant to Section 7.03(w) in an aggregate principal amount of at least $100,000,000 and the Net Cash Proceeds therefrom are used to repay Term Loans pursuant to Section 2.05(b)(iv), then for each Test Period ending after such issuance or incurrence and repayment, the Interest Coverage Ratio required by the preceding paragraph shall be reduced to 1.75:1.00.

SECTION 7.12. Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.13. Prepayments, Etc. of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that (subject to applicable subordination terms) payments of regularly scheduled interest shall be permitted), the Senior Subordinated Notes or any subordinated Indebtedness incurred under Section 7.03(h) or any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”), except (i) the refinancing thereof with the Net Cash Proceeds of Permitted Holdco Debt or any other Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(h)), to the extent not required to prepay any Loans or Facility pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the Collateral Documents, (iv) so long as no Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(h) and (2) loans and advances to Holdings made pursuant to Section 7.02(m), not to exceed $10,000,000 and (v) so long as no Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Cumulative Growth Amount immediately prior to the making of such payment.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation without the consent of the Administrative Agent.

SECTION 7.14. Equity Interests of the Borrower and Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Restricted Subsidiary to be a non-wholly owned Subsidiary, except (i) as a result of or in connection with a dissolution, liquidation, merger, consolidation or Disposition of a Restricted Subsidiary permitted by Section 7.04, 7.05 or an Investment in any Person permitted under Section 7.02 or (ii) so long as such Restricted Subsidiary continues to be a Guarantor; provided, however, a Crowell Subsidiary may cease to be a Guarantor once Equity Interests of such Crowell Subsidiary issue or vest pursuant to the terms of a Crowell Equity Document, as in effect on the date hereof; provided further, however, if such Crowell Subsidiary later becomes a wholly-owned Subsidiary, such Crowell Subsidiary shall once again become a Guarantor.

SECTION 7.15. Holding Company. In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence, (iii) the performance of the Loan Documents, the Holdings Loan Documents, the Aspen Acquisition Agreement, Original Closing Date Merger Agreement and the other agreements contemplated by the Aspen Acquisition Agreement or the Original Closing Date Merger Agreement, (iv) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by this Article VII, and (v) any transaction that Holdings is permitted to enter into or consummate under this Article 7.

SECTION 7.16. Capital Expenditures.

(a) Make any Capital Expenditure except for Capital Expenditures not exceeding, in the aggregate for the Borrower and the Restricted Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2006	$27,500,000
2007	$22,500,000
2008	$17,500,000
2009	$18,500,000
2010	$18,500,000
2011	$19,000,000
2012	$19,500,000
2013	$20,000,000
2014	$21,000,000
2015	$22,000,000

provided that for each Permitted Acquisition consummated in any fiscal year, the maximum amounts set forth above for such fiscal year and for every fiscal year thereafter shall be increased by an amount equal to 3.0% of the total revenues of the Acquired Entity or Business for such Permitted Acquisition for the last four full fiscal quarters preceding the date of consummation of such Permitted Acquisition as determined in financial statements for the Acquired Entity or Business prepared in accordance with the standards set forth in Section 6.01; provided further that up to an additional $25,000,000 of Capital Expenditures in the aggregate after the Original Closing Date may be made to the extent in connection with Projects.

(b) Notwithstanding anything to the contrary contained in clause (a) above, (i) to the extent that the aggregate amount of Capital Expenditures made by the Borrower and the Restricted Subsidiaries in any fiscal year pursuant to Section 7.16(a) is less than the maximum amount of Capital Expenditures permitted by Section 7.16(a) with respect to such fiscal year (without giving effect to the second proviso to Section 7.16(a)) (the “Permitted Capital Expenditure Amount”), the amount of such difference (the “Rollover Amount”) may be carried forward and used to make Capital Expenditures in the following succeeding fiscal year (with the amount of Capital Expenditures made in such succeeding fiscal year being applied first to the Rollover Amount), (ii) if Capital Expenditures made by the Borrower and the Restricted Subsidiaries during any fiscal year exceed the sum of (x) the Permitted Capital Expenditure Amount for such fiscal year plus (y) the Rollover Amount available in such fiscal year, if any, an amount equal to 50% of the Permitted Capital Expenditure Amount for the next succeeding fiscal year (each such amount, a “carry-back amount”) may be carried back to the immediately prior fiscal year and utilized to make such Capital Expenditures in such prior fiscal year (it being understood and agreed that (a) no carry-back amount may be carried back beyond the fiscal year immediately prior to the fiscal year of such Permitted Capital Expenditure Amount and (b) the portion of the carry-back amount actually utilized in any fiscal year shall be deducted from the Permitted Capital Expenditure Amount in the fiscal year from which it was carried back).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to Holdings and the Borrower) or Article VII; provided that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor

Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding continues undismissed or unstayed for fourteen (14) calendar days from the commencement; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01A or 4.01B or 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents, on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements, and except as to any immaterial portion of Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement or any nonconsensual Liens arising solely by operation of Law; or

(m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Debt” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under and as defined in any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.

SECTION 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a value in excess of 5% of the consolidated total assets of the Borrower and the Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of the Borrower and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

SECTION 8.04. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C

Obligations comprised of the aggregate undrawn amount of Letters of Credit), the termination value under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

SECTION 8.05. Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 7.11 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Holdings or the Borrower may engage in a Permitted Equity Issuance to any of the Equity Investors (including through a contribution to the capital of Holdings or Borrower) and apply the amount of the Net Cash Proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary to cure (by addition to Consolidated EBITDA) such Event of Default under Section 7.11 for such period. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(b) In each period of four fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in Section 8.05(a) is made.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact or such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 9.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required

Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01A, Section 4.01B, Section 4.03 and Section 4.04, each Lender that has signed the Original Credit Agreement, the Amendment Agreement, the Second Amendment Agreement and the Third Amendment Agreement, as applicable, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed closing date, as applicable, specifying its objection thereto.

SECTION 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9.08. Agents in Their Individual Capacities. Citibank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Citibank were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Citibank or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Citibank in its individual capacity.

SECTION 9.09. Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

SECTION 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (or upon cash collateralization of all Letters of Credit or receipt of backstop letters of credit reasonably satisfactory to the Administrative Agent and the L/C Issuer), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan

Document to any Person other than a Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c) that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person (i) ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or (ii) is a Crowell Subsidiary released from being a Guarantor pursuant to the first proviso of Section 7.14; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Subordinated Notes.

Upon request by the Administrative Agent at any time, the Required Lenders (subject to Section 10.01) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “joint bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and that any change to the definition of Total Leverage Ratio or the component definitions thereof shall not constitute a reduction in the amount of interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.06(c), 8.04 or 2.13 without the written consent of each Lender;

(e) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender; or

(g) amend the definition of “Interest Period” to allow intervals in excess of 6 months without regard to availability to all Lenders without the written consent of each Lender affected thereby;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder or Collateral in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”), with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans, shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans, shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans, shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans, shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans, than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative

Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 of the Original Credit Agreement as in effect immediately prior to the Second Restatement Effective Date or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs, Expenses and Taxes. The Borrower agrees (a) if the Third Restatement Effective Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent, the Documentation Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill Gordon & Reindel LLP, and (b) to pay or reimburse the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arrangers and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 10.05. Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Original Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment during the initial syndication, to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) to an Agent or an Affiliate of an Agent;

(C) each L/C Issuer at the time of such assignment, provided that no consent of the L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent; and

(D) the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility), or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning

Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation to a Participant pursuant to this Section 10.07(e) shall, as agent of the Borrower solely for the purpose of this sentence, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participation.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall be subject to the limitations and requirements of Section 3.01 as if it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

SECTION 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such

Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Original Closing Date, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

SECTION 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15. [Reserved].

SECTION 10.16. GOVERNING LAW.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 10.17. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.18. [Reserved]

SECTION 10.19. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements

(including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.20. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CRC HEALTH GROUP, INC.

By:
Name:
Title:

CRC HEALTH CORPORATION

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer

By:
Name:
Title:

EXHIBIT C

GUARANTOR CONSENT AND REAFFIRMATION

            , 2012

Reference is made to the Third Amendment Agreement attached as Annex A hereto (“Amendment”), dated as of March 7, 2012 to the Credit Agreement dated as of February 6, 2006 (as amended and restated as of November 17, 2006 and as further amended and restated as of January 20, 2011, the “Original Credit Agreement”), among CRC HEALTH GROUP, INC., a Delaware corporation (“Holdings”), CRC HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Original Credit Agreement), CITIBANK, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and CITIGROUP GLOBAL MARKETS INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GE CAPITAL MARKETS, INC. and CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, and each Lender from time to time party thereto. Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the Amendment.

Each Guarantor hereby consents to the execution, delivery and performance of the Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Third Restatement Effective Date, be deemed to be a reference to the Third Amended and Restated Credit Agreement.

Each Guarantor hereby acknowledges and agrees that, after giving effect to the Amendment and the funding of the Term B-3 Loans, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by the Amendment, are reaffirmed, and remain in full force and effect.

After giving effect to the Amendment and the funding of the Term B-3 Loans, each Guarantor reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Third Amended and Restated Credit Agreement, and shall continue to secure the Secured Obligations (after giving effect to the Amendment), in each case, on and subject to the terms and conditions set forth in the Third Amended and Restated Credit Agreement and the other Loan Documents.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent is a Loan Document and shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

[GUARANTORS]

By:
Name:
Title:

Annex A to

Guarantor Consent and Reaffirmation

Third Amendment Agreement

[See attached]

EXHIBIT D

LENDER: [—]

PRINCIPAL AMOUNT: $[—]

[FORM OF] TERM B-3 NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, CRC HEALTH CORPORATION) (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of February 6, 2006, as amended and restated as of November 17, 2006 and as further amended and restated as of January 20, 2011 and as further amended and restated as of March 7, 2012 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, CRC HEALTH GROUP, INC., a Delaware corporation, the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and the other agents party thereto (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term B-3 Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term B-3 Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The undersigned promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The undersigned hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the undersigned under this note.

This note is one of the Term B-3 Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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CRC HEALTH CORPORATION

By:
Name:
Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payment of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation